As filed with the Securities and Exchange Commission on July 30, 2007

                                        Registration No. 333-______

                                               UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                      WASHINGTON, D.C. 20549

                                                  FORM SB-2

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         JOSS STAR INTERNATIONAL GROUP, INC.

                         (Name of small business issuer in its charter)

     Nevada                                        3149                                     98-0513045

   (State or                      (Primary Standard Industrial         (IRS Employer

    Jurisdiction of             Classification Code Number)        Identification Number)

    Incorporation or

    Organization)

           33rd Floor, Tian An International Tower, 88 Zhongshan Road

                          Dalian, People's Republic of China 116001

                                 Tel: (011)-86-411-82312333

          (Address and telephone number of principal executive offices)

           33rd Floor, Tian An International Tower, 88 Zhongshan Road

                          Dalian, People's Republic of China 116001

                                 Tel: (011)-86-411-82312333

(Address of principal place of business or intended principal place of business)

           33rd Floor, Tian An International Tower, 88 Zhongshan Road

                          Dalian, People's Republic of China 116001

                                 Tel: (011)-86-411-82312333

          (Name, address and telephone number of agent for service)

     Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to

Rule 462(b) under the Securities Act, check the following box and list the

Securities Act registration statement number of the earlier effective registration

statement for the offering. |_|

     If this Form is post-effective amendment filed pursuant to Rule 462(c) under the

Securities Act, check the following box and list the Securities Act registration statement

number of the earlier effective registration statement for the same offering. |_|

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the

Securities Act, check the following box and list the Securities Act registration statement

number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please

check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------

                                                                                Proposed

 Title of Each                                Proposed           Maximum

    Class of                                     Maximum         Aggregate        Amount of Fee

 Securities to     Amount to be    Offering Price   Offering Price    Registration

 be Registered      Registered        Per Share(1)               (1)

-------------------------------------------------------------------------------------------------------

 Common

 Stock, .001         50,000,000          $.001               $50,000               $1.54

   Par value

-------------------------------------------------------------------------------------------------------

(1)  There is no market for the Registrant’s securities. The amount is estimated by management for purposes of computing the registration fee pursuant to Rule 457.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission,

acting pursuant to said section 8(a), may determine.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY

BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE

REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL

THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE

SECURITIES IN ANY STATE WHERE THE OFFER AND SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY____, 2007

                                      PRELIMINARY PROSPECTUS

                        JOSS STAR INTERNATIONAL GROUP, INC.

                         50,000,000 SHARES OF COMMON STOCK

     This prospectus relates to the Purchase Agreement between Joss Star

International Holdings Group Ltd., or JIH, and our company, Joss Star International

Group, Inc. or Joss Star (the “Purchase Agreement”). Under the terms of the Purchase

Agreement, JIH has agreed to sell its 70% ownership in Dalian Jossstar Footwear Co.,

Ltd. or Dalian Joss Star, a company located in the People’s Republic of China (PRC),

in exchange for 50 million shares of our common stock. Our shares to be received by

JIH will be distributed to the shareholders of JIH upon the effectiveness of this

Registration Statement. This Prospectus also relates to the re-sale of such shares received under the Purchase Agreement by the JIH shareholders. We are not selling any shares of our common stock in this offering and therefore we will not receive any proceeds from this offering. All costs associated with this offering will be borne by us.

     Presently, JIH owns 70% of the capital stock of Dalian Joss Star.

     Holders of JIH common stock will receive one share of Joss Star Common

Stock for every share of JIH common stock that they held. Upon completion of the Purchase Agreement, shareholders of JIH will become our shareholders.

     Currently, no public market exists for shares of common stock of Joss Star. We will apply for listing on the over-the-counter Bulletin Board following the effectiveness of this Registration Statement.

     These Securities are speculative and involve a high degree of risk.

     Please refer to “Risk Factors” beginning on page 6.

     No underwriter or person has been engaged to facilitate The Purchase in this offering.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 The date of this prospectus is July ____, 2007

                                             ABOUT THIS PROSPECTUS

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

     No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities or any matter discussed in this prospectus, other than the information and representations contained in this prospectus.

If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.

Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

                                              TABLE OF CONTENTS

Cautionary Note Regarding Forward Looking Statements

  And Other Information Contained in this Prospectus...................................

Prospectus Summary ................................................................................................

Summary of The Purchase Agreement

Risk Factors ................................................................

Use of Proceeds .............................................................

Business ....................................................................

Management ..................................................................

Management's Discussion and Analysis of Financial Condition

  and Results of Operations..................................................

Security Ownership of Certain Beneficial Owners and Management .............

Selling Shareholders...................................................

Plan of Distribution ........................................................

Description of Our Securities ...............................................

Market for Our Common Stock   ..............................................

Changes in and Disagreements with Accountants ....................

Where You Can Find More Information...................................

Legal Matters ...............................................................

Experts ....................................................................

Financial Statements........................................................F-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

AND OTHER INFORMATION CONTAINED IN THIS PROSPECTUS

     This prospectus contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements include statements regarding, among other things, (a) our projected sales, profitability, and cash flows, (b) our growth strategies, (c) anticipated trends in our industries, (d) our future financing plans and

(e) our anticipated needs for working capital. They are generally identifiable by use of the words "may," "will," "should," "anticipate," "estimate," "plans," " potential,"

"projects," "continuing," "ongoing," "expects," "management believes,"

"we believe," "we intend" or the negative of these words or other variations on these words or comparable terminology. These statements may be found under

"Management's Discussion and Analysis of Financial Condition and Results of

Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under

"Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained, in this filing will in fact occur. You should not place undue reliance on these forward-looking statements.

     The forward-looking statements speak only as of the date on which they are made,

and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

     Unless otherwise noted, all currency figures in this filing are in U.S. dollars.

References to "yuan" or "RMB" are to the Chinese yuan (also known as the renminbi).

According to Xe.com as of June 30, 2007, $1 = 7.61548 yuan.

                                         PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this prospectus.

This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including

"Risk Factors" and the consolidated financial statements and the related notes before making an investment decision. Except as otherwise specifically stated or unless the context otherwise requires, "we," "our" and "us" refers collectively to our company,

Joss Star International Group, Inc. or Joss Star, and Dalian Jossstar Footwear Co., Ltd.

or Dalian Joss Star, a foreign-owned entity organized under the laws of the People's

Republic of  China.

                                                OUR COMPANY

     We were incorporated as a Nevada company on September 5, 2006 under the name

Joss Star International Group, Inc. We were formed to acquire from Joss Star

International Holdings Group Ltd., or JIH, its 70%-owned subsidiary, Dalian Jossstar

Footwear Co., Ltd. or Dalian Joss Star. On January 5, 2006, JIH and Dalian Jossstar

Trading Co., Ltd., or Joss Star Trading, an entity controlled by our CEO Ms. Zhang,

entered into an agreement pursuant to which JIH acquired 70% ownership of Dalian

Joss Star from Joss Star Trading. The transaction was consummated on September 4,

2006. On June 21, 2007, we entered into a Purchase Agreement with JIH to acquire 70% ownership of Dalian Joss Star held by JIH for 50,000,000 shares of our common stock.

At the time of the transaction with JIH, our CEO Ms. Zhang beneficially owned 64% of the voting securities of JIH.

    The 50,000,000 shares covered by this prospectus only represent shares of our common stock issuable to JIH under the Purchase Agreement which shares will be distributed to the shareholders of JIH upon effectiveness of this Registration Statement.

     Dalian Joss Star is a limited liability company organized under the laws of the

Republic of China, or PRC, which is engaged in the manufacturer and sale of semi-finished sports and athletic footwear.

     Our principal office is located at 33rd Floor, Tian An International Tower, 88

Zhongshan Road, Dalian, People's Republic of China 116001. Our telephone number is (411) 8231-2333.

                       SUMMARY OF THE PURCHASE AGREEMENT

     This prospectus relates to the Purchase Agreement between Joss Star International Holdings Group Ltd., or JIH and  our company, Joss Star International

Group, Inc. or Joss Star. Under the terms of the Purchase Agreement, JIH agreed to sell to our company its 70% ownership in Dalian Jossstar Footwear Co., Ltd. in exchange for 50 million shares of our common stock. The 50,000,000 shares of our common stock will be distributed to the shareholders of JIH upon effectiveness of this Registration

Statement, of which this Prospectus forms a part.

Common stock outstanding prior to this offering ............................                  0 shares

Common stock offered in the Purchase Agreement........................   50,000,000 shares

Common stock to be outstanding after the offering........................   50,000,000 shares

Use of Proceeds .............................................................   We will not receive any of

                                                                                           the proceeds from the shares

                                                                                           issued in connection with the

                                                                                           Purchase Agreement.

Risk Factors....................................................................   See "Risk Factors" beginning

                                                                                           on page 6 and other

                                                                                           information included in this

                                                                                           prospectus for a discussion

                                                                                           of factors you should

                                                                                           consider before deciding to

                                                                                           invest in shares of our

                                                                                           common stock.

                                                   SALES BY SHAREHOLDERS

     The Shareholders named in the table under the caption "Selling Shareholders" may offer the shares of common stock in varying amounts and transactions so long as this prospectus is then current under the rules of the SEC and we have not withdrawn the registration statement. The offering of common stock may be through the facilities of the Over-the-Counter Bulletin Board or such other exchange or reporting system where our common stock may be traded. Brokerage commissions may be paid and discounts are allowed in connection with such sales; however, it is anticipated that the discounts allowed or commissions paid will be no more than the ordinary brokerage commissions paid on sales effected through brokers or dealers. To our knowledge, as of the date of this prospectus, no one has made any arrangements with a broker or dealer concerning the offer or sale of the common stock. See "Selling Shareholders" for more information.

                                                   RISK FACTORS

     An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus before deciding to invest in our common stock.

RISKS RELATED TO OUR BUSINESS

We have a material working capital deficiency and an accumulated deficit as of

December 31, 2006 which raise substantial doubt about our ability to continue as a going concern.

     Our auditor in footnote number 11 to the consolidated annual financial statements for the period ended December 31, 2006 appearing elsewhere in this Registration Statement indicated

that the our working capital deficiency, accumulated deficit and continued losses are factors that raise substantial doubt about our ability to continue as a going concern.

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

     We began the manufacturing of semi-finished shoe products in 2001. Our limited operating history may not provide a meaningful basis on which to evaluate our business.

Our revenues have decreased significantly in 2006 in comparison to 2005. We cannot assure you that we will be able to reach profitability, which depends on our ability to increase our revenues, or that we will not incur net losses in the future. We expect that our operating expenses will increase as we expand. Any significant failure to realize anticipated revenue growth could result in significant operating losses. We will continue to encounter risks and difficulties frequently experienced by companies at a similar stage of development, including our potential failure to:

- expand our product offerings and maintain the high quality of our products;

- manage our expanding operations, including the integration of any future acquisitions;

- obtain sufficient working capital to support our expansion and to fill customers' orders in time;

- maintain adequate control of our expenses;

- implement our product development, marketing, sales, and acquisition strategies and adapt and modify them as needed;

- anticipate and adapt to changing conditions in the shoe products markets in which we operate as well as the impact of any changes in government regulation, mergers and acquisitions involving our competitors and other significant competitive and market dynamics.

     If we are not successful in addressing any or all of these risks, our business may be materially and adversely affected.

We encounter substantial competition in our business and our failure to compete effectively may adversely affect our ability to generate revenue.

     We compete with countless PRC-based and international competitors in the shoe manufacturing business. Our business has low entry barrier. We believe our competitors will continue to improve the design and performance of their products and to introduce new products with competitive price and performance characteristics. We expect that we will be required to continue to invest in product development and productivity improvements to compete effectively in our markets. However, we cannot give you assurance that we can successfully remain competitive. If our competitors could develop a more efficient product or undertake more aggressive and costly marketing campaigns than us, which may adversely affect our marketing strategies and could have a material adverse effect on our business, results of operations or financial condition.

     Most of our competitors may be better able than us to successfully endure downturns in our industrial sector. In periods of reduced demand for our products, we can either choose to maintain market share by reducing our selling prices to meet competition or maintain selling prices, which would likely sacrifice market share. Sales and overall profitability would be reduced under either scenario. In addition, we cannot assure you that additional competitors will not enter our existing markets, or that we will be able to compete successfully against existing or new competition.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability.

     Our continued growth is dependent upon our ability to raise capital from outside sources. We have experienced situations in the past in which working capital was inadequate to fulfill customer orders. Our ability to obtain financing will depend upon a number of factors, including:

- our financial condition and results of operations,

- the shoe demands and condition of the South Korean and PRC economy,

- conditions in relevant financial markets.

     If we are unable to obtain financing, as needed, on a timely basis and on acceptable terms, our financial position, competitive position, growth and profitability may be adversely affected.

We may not be able to effectively control and manage our growth.

     If our business and markets grow and develop, it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy such increased demands could interrupt or adversely affect our operations and cause production backlogs, longer product development time frames and administrative inefficiencies.

If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy may be adversely impacted.

     An important element of our growth strategy has been and is expected to continue to be the pursuit of acquisitions of other businesses that increase our existing market share and expand our production capacity. However, integrating businesses involves a number of special risks, including the possibility that management may be distracted from regular business concerns by the need to integrate operations, unforeseen difficulties in integrating operations and systems, problems relating to assimilating and retaining the employees of the acquired business, accounting issues that arise in connection with the acquisition,

challenges in retaining customers, and potential adverse short-term effects on operating results. If we are unable to successfully complete and integrate strategic acquisitions in a timely manner, our growth strategy may be adversely impacted.

Our business depends entirely on two customers.

     Our revenue is dependent on two major customers, namely Dongyhou Trading

Company and Planet Trading Company. With small exceptions, all our sales have all been to these two customers both of which are located in the Republic of Korea. To successfully develop our business, we will need to attract a more diverse set of customers.

Our inability to secure and maintain a sufficient number of large customers would have a material adverse effect on our business, operating results and financial condition.

Moreover, our success will depend in part upon our ability to obtain orders from new customers, as well as the financial condition and success of our customers and general economic conditions.

We do not have any long-term supply contracts with our raw materials suppliers.

Any significant fluctuation in price of our raw materials may have a material adverse effect on the manufacturing cost of our products.

     Presently our raw materials are purchased directly by our customers and shipped to us for processing. In the future we plan to purchase raw materials directly so that we will be able to manufacture finished shoes. While these raw materials are generally available,

we cannot assure you that the necessary materials will be available to us at prices currently in effect or acceptable to us. Numerous factors affect the prices of the raw materials. These factors include general economic conditions, industry capacity utilization, import duties and other trade restrictions.

     We may not be able to adjust our product prices, especially in the short-term, to recover the costs of increases in these raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

Our future profitability depends on the success of the "JOSSSTAR" brand recognition and we could lose our competitive advantage if we are not able to protect our

JOSSSTAR trademark against infringement, and any related litigation could be time-consuming and costly.

     We plan to manufacture and promote finished shoes under the "JOSSSTAR"

trademark which is a registered trademark under PRC law. However, the protection of intellectual property rights in the PRC may not be as effective as those in the United

States or other countries. The unauthorized use of the JOSSSTAR brand could enable some other manufacturers to take unfair advantage, which could harm our business and competitive position. Moreover, from time to time, we may seek to protect trademark rights through litigation, which may result in substantial costs and diversion of resources, including the efforts of management. We may be exposed to intellectual property infringement and other claims by third parties, which, if successful, could cause us to pay significant damage awards and incur other costs.

     Our success also depends in large part on our ability to use and develop our product design capability without infringing the intellectual property rights of third parties. As litigation becomes more common in the PRC in resolving commercial disputes, we face a higher risk of being the subject of intellectual property infringement claims. The defense and prosecution of intellectual property suits, design patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability, including damage awards,

to third parties, require us to seek licenses from third parties, to pay ongoing royalties,

or to redesign our products or subject us to injunctions preventing the manufacture and sale of our products. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Potential environmental liability could have a material adverse effect on our operations and financial condition.

     To the knowledge of our management team, neither the production nor the sale of our products constitute activities, or generate materials in a material manner, that requires our operation to comply with the PRC environmental laws. Although it has not been alleged by PRC government officials that we have violated any current environmental regulations, we cannot assure you that the PRC government will not amend the current PRC environmental protection laws and regulations. Our business and operating results may be materially and adversely affected if we were to be held liable for violating existing environmental regulations or if we were to increase expenditures to comply with environmental regulations affecting our operations.

We rely on Ms. Ying Ying Zhang, our chairman and chief executive officer, for the management of our business, and the loss of her services may significantly harm our business and prospects.

     We depend, to a large extent, on the abilities and participation of our current management team, but have a particular reliance upon Ying Ying Zhang for the direction of our business. The loss of the services of Ms. Zhang, for any reason, may have a material adverse effect on our business and prospects. We cannot assure you that the services of Ying Ying Zhang will continue to be available to us, or that we will be able to find a suitable replacement for Ying Ying Zhang.

We do not have key man insurance on Ying Ying Zhang, our chief executive officer,

upon whom we rely primarily for the direction of our business.

     We rely primarily upon Ms. Zhang, our chief executive officer, for the direction of our business. We do not have key man insurance on Ms. Zhang. If Ms. Zhang dies and we are unable to replace Ms. Zhang for a prolonged period of time, we may be unable to carry out our long term business plan and our future prospect for growth, and our business, may be harmed.

We may not be able to hire and retain qualified personnel to support our growth and if we are unable to retain or hire such personnel in the future, our ability to improve our products and implement our business objectives could be adversely affected.

     In addition to the services of Ms. Zhang, our future success also depends heavily upon the continuing services of the members of our senior management team, in particular our chairman and chief executive officer, Ying Ying Zhang, our president, Cheng Wen

Wang, our vice-president, Dong Xue Cui, our chief financial officer, Ying Zhang, and our factory manager Wen Ming Li. If one or more of our senior executives or other key personnel are unable or unwilling to continue in their present positions, we may not be able to replace them easily or at all, and our business may be disrupted and our financial condition and results of operations may be materially and adversely affected.

Competition for senior management and senior technology personnel is intense,

the pool of qualified candidates is very limited, and we may not be able to retain the services of our senior executives or senior technology personnel, or attract and retain high-quality senior executives or senior technology personnel in the future.

Such failure could materially and adversely affect our future growth and financial condition.

We do not maintain a reserve fund for warranty or defective products claims. Our costs could substantially increase if we experience a significant number of warranty claims.

     We have not established any reserve funds for potential warranty claims since historically we have experienced few warranty claims for our products so that the costs associated with our warranty claims have been low. If we experience an increase in warranty claims or if our repair and replacement costs associated with warranty claims increase significantly, it would have a material adverse effect on our financial condition and results of operations.

RISKS RELATED TO DOING BUSINESS IN THE PRC

Changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in the PRC and the profitability of that business.

     The PRC's economy is in a transition from a planned economy to a market oriented economy subject to five-year and annual plans adopted by the government that set national economic development goals. Policies of the PRC government can have significant effects on the economic conditions of the PRC. The PRC government has confirmed that economic development will follow the model of a market economy,

such as the United States. Under this direction, we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and business development in the PRC will follow market forces. While we believe that this trend will continue, we cannot assure you that this will be the case. Our interests may be adversely affected by changes in policies by the PRC government, including:

- changes in laws, regulations or their interpretation

- confiscatory taxation

- restrictions on currency conversion, imports or sources of supplies

- expropriation or nationalization of private enterprises.

     Although the PRC government has been pursuing economic reform policies for more than two decades, we cannot assure you that the government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption, or other circumstances affecting the PRC's political, economic and social life.

The PRC laws and regulations governing our current business operations are sometimes vague and uncertain. Any changes in such PRC laws and regulations may have a material and adverse effect on our business.

     There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to the laws and regulations governing our business, or the enforcement and performance of our arrangements with customers in the event of the imposition of statutory liens, death, bankruptcy and criminal proceedings. We and any future subsidiaries are considered foreign persons or foreign funded enterprises under PRC laws, and as a result, we are required to comply with PRC laws and regulations. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses.

A slowdown or other adverse developments in the South Korean economy may materially and adversely affect our customers, demand for our services and our business.

     All of our operations are conducted in the PRC and nearly all of our sales are generated from sales to two South Korean customers. Although the South Korean economy has grown significantly in recent years, we cannot assure you that such growth will continue. The shoe industry in the South Korea is growing, but we do not know how sensitive we are to a slowdown in economic growth or other adverse changes in South

Korean economy which may affect demand for our planned finished shoe products in the future. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the South Korea may materially reduce the demand for our products and materially and adversely affect our business.

Inflation in the PRC and South Korea could negatively affect our profitability and growth.

     While the PRC and South Korean economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the two countries. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.

Governmental control of currency conversion may affect the value of your investment.

     The PRC government imposes controls on the convertibility of renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC.

Although Joss Star Dalian receives substantially all of its revenues in U.S. Dollars,

our planned products sales in PRC will be in renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict our ability to remit sufficient foreign currency to pay dividends, or otherwise satisfy foreign currency dominated obligations, to the extent they are incurred in the future. Under existing PRC foreign exchange regulations, payments of current account items,

including profit distributions, interest payments and expenditures from the transaction,

can be made in foreign currencies without prior approval from the PRC State

Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where renminbi is to be converted into foreign currency and remitted out of PRC to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

     The PRC government also may at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining foreign currency, we may be unable to pay dividends or meet obligations that may be incurred in the future that require payment in foreign currency. See "Risk Factors--Risks Related to an Investment in Our Common Stock—

We are unlikely to pay cash dividends in the foreseeable future."

The fluctuation of the Renminbi may materially and adversely affect your investment.

     The value of the renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC's political and economic conditions. As we rely entirely on revenues earned in the PRC, any significant revaluation of the renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into renminbi for our operations, appreciation of the renminbi against the U.S. dollar could have a material adverse effect on our business,

financial condition and results of operations. Conversely, if we decide to convert our renminbi into U.S. dollars for the purpose of making payments for dividends on our common stock or for other business purposes and the U.S. dollar appreciates against the renminbi, the U.S. dollar equivalent of the renminbi we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a

13

charge to our income statement and a reduction in the value of these assets.

     On July 21, 2005, the PRC government changed its policy of tying the value of the renminbi to the U.S. dollar. Under the new policy, the renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in a continued  appreciation of the renminbi against the

U.S. dollar. While the international reaction to the renminbi revaluation generally has been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the renminbi against the U.S. dollar.

If PRC laws or local regulations were to phase out the preferential tax benefits currently being extended to Dalian Joss Star, we would have to pay more taxes in the PRC, which could have a material and adverse effect on our financial condition and results of operations.

     Zhuanghe City Municipal Government extended a special tax policy for Dalian Joss Star

Footwear Co.,Ltd. After the 64th meeting of Municipal Government, Zhuanghe City granted Dalian Jossstar Footwear Co., Ltd the following tax policy: The corporate income tax will be free for the first two years starting with the first year we make a net profit, 50% of the normal rate in the following 3 years and Zhuanghe  City will repay Dalian Joss Star half of the amount of income tax charged, resulting with a net of 25% of the normal income tax rate, with the purpose to help Dalian Joss Star to enlarge its production. Starting the sixth year to the tenth year, Zhuanghe City will repay Dalian Joss Star half of the amount of the full income tax charged. Without this preferential tax benefits currently granted to us, we will be subject to a 30% tax rate. The loss of these preferential tax treatments that are currently available to us could have a material and adverse effect on our financial condition and results of operations.

Recent PRC State Administration of Foreign Exchange Regulations regarding offshore financing activities by PRC resident could affect our business.

     The PRC State Administration of Foreign Exchange, or SAFE, requires PRC residents to register with, or obtain approval from, SAFE regarding their direct or indirect offshore investment activities. The regulations are fluid and have been changing from time to time. These regulations may increase the administrative burden we face and create regulatory uncertainties that could adversely affect the implementation of our acquisition strategy. Moreover, the failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

Any recurrence of severe acute respiratory syndrome, or SARS, or another widespread public health problem, could adversely affect our operations ..

A renewed outbreak of SARS or another widespread public health problem in the

PRC, where all of our revenue is derived, could have an adverse effect on our operations.

Our operations may be impacted by a number of health-related factors, including quarantines or closures of some of our offices that could leave us without many employees to conduct our business which would materially and adversely affect our operations and financial condition.

Because our principal assets are located outside of the United States and nearly all of our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and some directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

     All of our three directors and all of our officers reside outside of the United States. In addition, our operating subsidiary (after completion of the Purchase Agreement), Dalian Joss

Star, is located in the PRC and substantially all of its assets are located outside of the United

States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States

Federal securities laws or otherwise.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

     PRC companies have historically not adopted a Western style of management and financial reporting concepts and practices, which includes strong corporate governance,

internal controls and, computer, financial and other control systems. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section

404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

RISKS RELATED TO AN INVESTMENT IN OUR COMMON STOCK.

Our officers, directors and affiliates control us through their positions and stock ownership and their interests may differ from other shareholders.

     Our officers, directors and affiliates beneficially own approximately 74.44% of our voting stock by virtue of their ownership of our common stock. Ying Ying Zhang, our chairman and chief executive officer, beneficially owns approximately 64.00% of our voting stock. As a result, Ms. Zhang is able to influence the outcome of stockholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. Ms. Zhang’s interests may differ from other shareholders.

We are unlikely to pay cash dividends in the foreseeable future.

     We currently intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. See, "Risk

Factors-Risks Related to Doing Business in the PRC” Joss Star is subject to restrictions on paying dividends and making other payments to us", and "Risk Factors-Risks Related to Doing Business in the PRC-- Governmental control of currency conversion may affect the value of your investment" and "Market for Our Common Stock--Dividends."

There is currently no trading market for our common stock.

     No trading market presently exists for our common stock. We plan to seek a  market maker for price quotation on the over-the-counter Bulletin Board. Our common stock may never be included for trading on the over-the-counter Bulletin Board, any stock exchange or through any quotation system, including, without limitation, the NASDAQ Stock Market.

You may not be able to sell your shares due to the absence of an established trading market.

     Our common stock is, and will continue to be subject to the SEC's "penny stock" rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale,

may further limit your ability to sell your shares. See "Market for Our Common Stock—

Penny Stock Regulations."

Our common stock is illiquid and subject to price volatility unrelated to our operations.

     If our common stock is traded in the future, the market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations.

This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

                                                          USE OF PROCEEDS

     We will not receive any of the proceeds from shares issued in connection with the

Purchase Agreement and from any sales of the shares offered and sold under this prospectus by the Selling Shareholders.

     Each Selling Shareholder receiving the shares will determine when it will sell its common stock and in all cases, will sell its common stock at the current market price or at negotiated prices at the time of the sale.

                                                                       BUSINESS

OUR COMPANY

Our History

     We were incorporated as a Nevada company on September 5, 2006 under the name

Joss Star International Group, Inc. We were formed to acquire from Joss Star International

Holdings Group Ltd., or JIH, its 70%-owned subsidiary, Dalian Jossstar Footwear

Co., Ltd. or Dalian Joss Star. On June 21, 2007, we entered into a Purchase Agreement to acquire its 70% ownership of Dalian Joss Star for 50,000,000 shares of our common stock.

Presently and immediately prior to the closing of the Purchase Agreement, we have 1,000 shares of common stock outstanding which shares are held by our CEO, Ms. Ying Ying Zhang. At closing of the Purchase Agreement,  our CEO Ms. Zhang will return and cancel the 1,000 shares of common stock of Joss Star currently outstanding. Our shares to be received by JIH will be distributed to the shareholders of JIH upon the effectiveness of this Registration Statement.

     On January 5, 2006, JIH and Dalian Jossstar Trading Co., Ltd., or Joss Star Trading, an

entity controlled by our CEO Ms. Zhang, entered into an Acquisition Agreement to acquire

70% ownership of Dalian Joss Star held by Joss Star Trading. The transaction was consummated on September 4, 2006. Under the terms of the Acquisition Agreement, JIH issued 50,000,000 shares of its common stock in exchange for 70% ownership of Dalian

Joss Star. The remaining 30% ownership of Dalian Joss Star is held by an unaffiliated third party.

     Dalian Joss Star is a limited liability company organized under the laws of the People’s

Republic of China, or PRC, which is engaged in the manufacturer and sale of semi-

finished sports and athletic footwear.

Except as otherwise specifically stated or unless the context otherwise requires, "we," "our" and "us" refers collectively to our company, Joss Star International Group, Inc. or Joss Star, and Dalian Jossstar Footwear Co., Ltd. or Dalian Joss Star.

Our Business

     We are engaged, through Dalian Joss Star that we are acquiring pursuant to the Purchase Agreement, in the manufacturer and sale of semi-finished shoe products, principally shoe uppers without soles. Our products include the shoe uppers of industrial, sports and leisure shoes. Our competitive strengths come from low cost labor, low cost product materials, and geographic proximity to our customers. We presently sell all our products to 2 customers in South Korea. We believe we have the ability to produce finished shoe products, although we have not done so as of the date of this Prospectus. We intend to commence the production and sale of finished shoes on or about January, 2009. Historically, our business has focused on labor intensive part of manufacturing semi-finished shoe products, and in so doing, we have avoided sales and marketing expenses.

Industrial Background

     We believe Asia is the main region for the production of finished and semi-finished shoe products in the world. Among many shoe manufacturers, enterprises from South

Korea typically manufacturer higher valued shoes than China and other South Eastern

Asian countries. Presently China and Vietnam are the base of shoe manufacturing in the world. Because of the strict trade barrier such as high import tariff set by the European

Union (“EU”), many shoe factories choose to finish the final assembly at the third country where the products are to be sold in order to avoid the EU trade restrictions. China’s competitive strengths mainly come from the ample supply of low cost raw materials and low cost labor. Such advantages will help shoe manufacturers in China to continue develop and maintain their shoe manufacturing business in the foreseeable future. We believe with the improvement of processing technology, manufacturing equipments and the level of labor skills, the shoe manufacturers in China will move into manufacturing of higher valued shoes.

The manufacturing of lower end shoe products will move to other lower labor cost countries,

such as Vietnam and India.

Products and Services

     Presently we own and operate a complete range of production equipments and facilities for the production of shoe uppers production including quality inspection equipments to ensure the quality of our productions. Based on the capacities of our equipments, we believe that we can produce 2 million pairs of unfinished or finished shoes annually. Our products include shoe uppers of industrial, sports, and leisure shoes. The shoe uppers made with single or combined materials such as genuine leather, artificial leather, textile and woven fabrics. The shoe uppers are glued to the leather of rubber sole to form a finished product by our customers in South Korea.

Business strategy

          Presently, our business consists principally of providing contract manufacturing of semi-finished shoe uppers to 2 customers namely, Dongyhou Trading Company and Planet Trading Company, both of which are located in Pusan, South Korea. We expect to continue to provide contract manufacturing services to these two customers for the foreseeable future. We also intend to seek other customers in South Korea to provide similar contract manufacturing services.

        Our business strategy is to continue our contract manufacturing for the 2007 and 2008 calendar year periods, and commencing in calendar 2009, we intend to introduce our own branded “Joss Star” line of finished shoes. Our finished shoes initially will consist of casual, athletic or active, hiking and industrial shoes which generally will be available for both males and females. We intend to leverage our manufacturing experience to create a quality yet low cost shoe product. We believe that we maintain the manufacturing know-how to manufacture a quality shoe product, and we also believe that we can source raw materials from suppliers in China to produce a low cost product. We have completed the design of 5 new finished shoe models which will be ready for marketing and production during fiscal 2009.  By January 2009, we plan to establish a marketing program by assembling an in-house team together with independent sales agents to market our products to wholesalers and retailers in China and for export to other countries in the Pacific Rim. We also plan to develop product sales through the Internet by driving customer through various forms of media to our website: www.jossstar.com. We plan to sell our finished products to the wholesale and retail market in China.    We can not predict whether we will be successful in introducing and selling a line of our branded products.

Marketing of Finished Goods.

     In marketing our finished products, we intend to incorporate a variety of marketing channels including authorizing small size wholesaler to set up brand shops, direct internet promotion and marketing in regional chain-stores.  We also plan to promote our products through traditional media advertisements in cooperation with small-sized wholesalers. For promotion of our Internet

Website for sales directly to consumers in China, we plan to place advertisement on high traffic consumer product and major search Internet websites. For the regional chain-store market, we plan to use in-store promotional methods to promote our products.

Products and services

     We have been providing contract manufacturing of semi-finished shoe products to our customers. We produce shoe uppers for sports shoes, casual shoes, skate board shoes and hiking shoes in accordance with customer specifications. We receive finished shoe samples from our customers, and based on these samples, our design department make prototype products. Our customers also supply us with the required raw materials. Once the prototype samples are approved by the customer, we manufacture shoes uppers at a production capacity agreed to by the customer. The semi-finished shoe uppers are made of genuine leather, artificial leather, and textile.

Competition

     The shoe business is highly competitive in China.  Most of our existing and potential competitors have significantly greater financial, manufacturing, and other resources than we do. They also have longer operating histories and more experience in attracting and retaining users and managing customers than we do. However, despite the significant competition, we believe that we can capitalize on the enormous demand for dress and recreational shoes in mainland China  and compete in the marketplace by providing a line of quality but low cost shoes.

Patents and Trademarks

     We do not own any patents. We own the trademark “JOSSSTAR” in PRC for shoe and shoe related items.

Government Regulation

SAFE Regulations

     We are subject to the recent PRC State Administration of Foreign Exchange regulations regarding offshore financing activities by PRC residents.

     The PRC State Administration of Foreign Exchange, or SAFE, issued a public notice in January 2005 ("January Notice") requiring registration with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The

January Notice states that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals (a special purpose company, or SPC, as further defined in the October Notice described below) intends to acquire a PRC company, such acquisition will be subject to strict examination by the central SAFE, the SAFE bureau at the highest level, which requires disclosure by PRC resident individuals regarding their ownership status with an SPC or any other assets used in connection with the acquisition transaction.

     In April 2005, SAFE issued another public notice ("April Notice") clarifying the

January Notice. Under the April Notice, if a PRC company is acquired by an SPC, each of the PRC resident shareholders is required to submit a registration form to the local

SAFE branch to register his or her respective ownership interests in the SPC, even if the transaction occurred prior to the January Notice. The PRC resident also must file amendments if there is a material event affecting the SPC, including a change to share capital, a transfer of shares, or if the SPC is involved in a merger and an acquisition or a spin-off transaction or uses its assets in the PRC to guarantee offshore obligations. A

SAFE certificate will not be issued if the PRC residents fail to comply with the foregoing registration requirements. However, the April Notice does not specify the documentation required to complete the registration, nor does it specify the period during which the retroactive registration must be completed.

     On October 21, 2005, SAFE issued the third public notice ("October Notice")

effective from November 1, 2005, which superseded the January Notice and April

Notice. It defines an "SPC" as an offshore company directly or indirectly formed by or controlled by PRC resident entities or PRC resident individuals for the purpose of equity financing (including financing by convertible bonds) using the assets or interests in a PRC entity. It narrows the scope of the registration requirements to circumstances where PRC residents form or control an SPC, and clarifies the documentation requirements and the time to complete the registration procedures. The October Notice also states that the registration approval authority is the local SAFE, and not the central

SAFE, as contemplated by the January Notice. See "Risk Factors-Risks Related to

Doing Business in the PRC" for a discussion of the risks relating to the failure to comply with the SAFE regulations.

Other Governmental Regulations Applicable to Our Business

     Our trademark is subject to the regulations on intellectual property rights in the PRC.

See "Business-Intellectual Property" for more information regarding the PRC patent and trademark laws.

     We also are subject to business license and approval regulations that are required for all corporations in the PRC.

Environmental Compliance

     We are subject to environmental regulations that are generally applicable to manufacturing companies in the PRC, for example, to complete an environmental inspection on our new manufacturing facilities. Other than that, to the knowledge of our management team, neither the production nor the sale of our products constitute activities, or generate materials in a material manner, that requires our operation to comply with the PRC environmental laws. See "Risk Factors - Risks Related to Our

Business - Potential environmental liability could have a material adverse effect on our operations and financial condition."

Employees

     We have 156 full time employees which include 5 technicians, 10 administrators, 2 designers and 4 sales and marketing personnel. We provide welfare benefits to our employees according to the PRC laws.

21

Manufacturing Process

     Our products include sports shoes, casual shoes, skate board shoes and hiking shoes.

Based on the specifications and material requirements, a cutting pattern is prepared. This is sent to the production department to produce the prototype. After approval a knife mould is made, then mass production will be carried out.

     We perform manufacturing services only on a contracted price basis. We do not purchase or procure any raw materials needed to produce unfinished shoes. Based on the samples received from customers, we prepare a pattern and related moulds. After we calculate the quantity of each raw material needed, we will inform the customers to ship the raw materials to us. The main material such as leather for leather shoes are cut into components of various shapes and sizes.

After cutting, the leather edges are drawn according to pre-set specifications, then they are glued together before stitched by machine to form

“stitched upper”.

     For finished products, after stitching, the stitched uppers are placed into the assembly line, where the stitched uppers, sole and other raw materials are glued together in an oven machine. Then it is pressed and cooled down to form a finished product. The shoes then are transferred to the finishing section where they are cleaned and polished. A final inspection is will be carried out before the shoes are packed into boxes for shipment to the customer.

Manufacturing Equipment

     Our manufacturing equipments consist of following:

          Equipment name                       Model        Quantity

----------------------------------    ----------------------  ---------

Hydrauric plane cutting machine    KD－P3／HPC2048     8

High frequency welder

               AS－15HFW                 1

Twin needle sewing machine          LT2－H620M             12

Computer sewing machine              BAS－311F                  3

Leather buffing machine                 KD－B5                        1

Leather skiving machine                  KM－76                        1

Semi-automatic punching machine KD－107                      1

Thread sewing machine                   TR－3                          1

Gathering machine                           KD－2002H                1

Stroble machine                               3811                             1

Hot air blower                                  SK50                         10

Fusing press                                     KD－FPI                     1

Eyeletting machine                          KD－105                     6

Single needle sewing machine         DB2－H311              52

High twin needle sewing machine   PLN－27B                48

Pressing machine                             DPS－3                     12

Automatic punching machine          KA－101／394－11   4

Button machine                                ZN90                           4

All of our equipment is considered to be in good working order.

Research and Development

     For the past two fiscal years, we did not spend any fund on research and development.

Raw Materials

     The shoe uppers are made of genuine leather, artificial leather, textile and woven fabrics which are supplied by our customers. In our planned future production of finished shoes, we plan to purchase these materials from suppliers in Fujian, Shandong and Hebei

Province and soles mainly from Fujian Province. The soles are made by rubber, Middle density Polyethylene (MD), Trans Polypentene Rubber (TPR) and Polyurethane (PU). We believe there are sufficient number of suppliers of all raw material in the PRC to produce our finished products. We do not believe that we will be dependent on any one supplier of raw materials.

Our Property

     Our CEO, Ms. Zhang, has obtained the rights to the land and building which constitute our factory located in Zhuanghe, Dalian from the local government for a period of 50 years. Commencing in 2006, we have an oral agreement with Ms. Zhang to use the factory land and building free of charge for a period of at least 12 months from the effective date of this registration statement.We have not negotiated an agreement beyond the stated 12 month period. Our manufacturing facility is approximately 6,839 square meters. In addition,  commencing in January 2007, we have an oral agreement with Joss Star Bairui, an entity controlled by our CEO Ms. Zhang, to use the office space which constitute our executive offices free of charge for a period of at least 12 months from the effective date of this registration statement. Prior to January 2007, we paid rent for the offices at an approximate rate of $3,000 per month. We have not negotiated an agreement beyond the stated 12 month period. Our office facility is approximately 360 square meters. We believe both facilities are in good condition and are suitable for our business needs for the foreseeable future.

Legal Proceedings

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties,

and an adverse result in these or other matters may arise from time to time that may harm our business. However, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                                          MANAGEMENT

Directors and Executive Officers

     All our directors hold office until the next annual meeting of shareholders, and until their successors have been qualified after being elected or appointed. Officers serve at the discretion of our Board of Directors.

Directors and Executive Officers

Age

       Position/Title

- - - - - - - - - - - - - - - - - - - - - - -

- - -      - - - - - - - - - - - - - - - - - - - -

Ying Ying Zhang

 43

 Chairman of Board and

 Chief Executive Officer

Cheng Wen Wang

 49

 President and Director

Dong Xue Cui

 31

 Vice President and Director

Ying Zhang

 50

 Chief Financial Officer

     There are no family relationships among our directors or executive officers other than Ms. Ying Ying Zhang is the wife of Mr. Cheng Wen Wang.

     The following is a description of the business experience for the last five years for each of the above named directors and executive officers of our company and Dalian Joss Star.

Ms. Ying Ying Zhang has been our Chairman and Chief Executive Offcer since inception and held the same positions at JIH since July 2001. She graduated from Liaoning College of Finance and Economics with major in accounting. Ms. Zhang is the founder and Chief Executive Officer of Dalian Jossstar Trading Co., Ltd., a trading company,

since December 1999.

Mr. Cheng Wen Wang became our President and Director since inception and held same positions at JIH since July 2001. He graduated from Liaoning Normal University with major in Chinese. From June 1998 to 2006, Mr. Wang served as General Manager for

Dalian Chengda Shipping Co., Ltd., a freight forwarder.

Mrs. Dong Xue Cui is our Vice President and Director since June 2007 and held the same positions at JIH since June 2007. She graduated from Heilong River University with major in Russian. After graduation, she worked as a Business Manager for Daqing

Hualong Liquor Co., Ltd. from October 1998 to September 2002.

Mrs. Ying Zhang is our Chief Financial Officer since inception and held the same position at JIH since June 2006. She was graduated from Northeast University of Finance and Economics with major in Accounting. Ms. Zhang worked as an Accounting Manager for Dalian Baoyuan Nuclear Facility Co., Ltd. from January 1978 to June 2006.

AUDIT COMMITTEE FINANCIAL EXPERT

     Our board of directors currently acts as our audit committee. Because we only recently consummated the corporate restructuring and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert "as defined in

Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item

7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

AUDIT COMMITTEE

     We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2007 fiscal year.

Executive Compensation

     The following is a summary of the compensation paid by Dalian Joss Star to its CEO.

No other officers or directors received annual compensation in excess of $100,000 during the last three fiscal years.

                   ANNUAL COMPENSATION                           LONG TERM COMPENSATION

                                                                                                                   Awards             Payouts

                                                                                               Other                       Securities               All

                                                                                              Annual   Restricted  Underlying           Other

                                                                                              Compe-      Stock     Options/    LTIP   Compe-

                                              Year            Salary       Bonus  nsation       Awards     SARS   Payouts  sation

   Name               Position     Ended             ($)            ($)        ($)            ($)            ($)          ($)        ($)

- - - - - - - - - - -  - - - - - -  - - - - - - - - - - - - - - - - -  - - - - -  - - - - - -  - - - - - - -  - - - - - - -  - - - -   - - - - -

Ying Ying Zhang CEO    12/31/2006       $3,906          0          0               0              0             0           0

 CEO    12/31/2005       $2,974          0          0               0              0             0           0

                             CEO    12/31/2004       $2,900          0          0               0              0             0           0

Employment Contracts

     We have no employment contracts with all of our directors or officers.

Board Of Directors And Officers; Terms Of Office

      All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

Directors Compensation

      Our directors receive no fees for their services in such capacity, however,

they are reimbursed for expenses incurred by them in connection with our business.

Indemnification of Our Directors and Officers

     Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither our articles of incorporation nor our bylaws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is,

therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director,

officer or controlling person in the successful defense of any action, suit or proceeding)

is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities

Act and will be governed by the final adjudication of such issue.

                         MANAGEMENT'S DISCUSSION AND ANALYSIS OF

                   FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis  concerns the  financial condition and results of operations of Dalian Jossstar Footwear Co. Ltd. and should be read in conjunction with the financial statements and related notes of Dalian Jossstar

Footwear Co. Ltd.  appearing elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

Overview

     We were incorporated on September 5, 2006 to acquire from Joss Star

International Holdings Group Ltd., or JIH, its 70%-owned subsidiary, Dalian Jossstar

Footwear Co., Ltd. or Dalian Joss Star. On June 21, 2007, we entered into a Purchase

Agreement to acquire 70% ownership of Dalian Joss Star. The business consists of manufacturing and selling of semi-finished shoe products, principally shoe uppers without soles. Our products include the shoe uppers of industrial, sports and leisure shoes. See “Business” for more information on the  business of Dalian Joss Star.

Recent Trends and Developments

     Dalian Joss Star presently sells nearly all its semi-finished shoe products to 2 customers in

South Korea. Historical sales have depended on orders from these 2 customers. We believe Dalian Joss Star has the ability to produce finished shoe products. Historically, its business focus was on the labor intensive part of manufacturing semi-finished shoe products.

Dalian Joss Star plans to manufacture, market and distribute finished shoe products under its own “JOSSSTAR” brand in China in the future.

Results of Operations for the Three Months Ended March 31, 2007 as Compared with the Three Months Ended March 31, 2007

     We had no sales during the three months ended March 31, 2007; and during the three months ended March 31, 2006 our sales were $16,903.

     Selling and administrative expenses for the three months ended March 31, 2007 and March 31, 2006 were $25,659 and $28,035, respectively. The small net decrease reflects the ongoing administrative despite the lack of sale for the 2007 period.

     Net loss for the three months ended March 31, 2007 and March 31, 2006 were

$36,878 and $37,983, respectively. The  decrease in net loss was due to reduction in interest expense offset partially by the lack of sales for the 2007 period.

Results of Operations for the Year Ended December 31, 2006 as Compared with

The Year Ended December 31, 2005

     Nearly all the revenues of Dalian Joss Star have been  derived from the sales of semi-finished shoe products for sports and athletic footwear sold to 2 customers. Total sales for the year ended December 31, 2006 and December 31, 2005 were $271,617 and

$478,122, respectively. The  decrease in  sales is the result of reduced orders from  the

2 customers in South Korea.

     Gross profit for the year ended December 31, 2006 and December 31, 2005  was

$29,767  or 11.0% and ($119,739) or -25.0%, respectively. The improvement in gross margin is a result of increases in our selling price to our customers.

     Selling and administrative expenses for the years ended December 31, 2006 and

December 31, 2005 were $207,631 and $125,625, respectively. Of the total increase of $94,994,  $67,500  was due to new office rent and new office construction, and increases in administrative staff salary and professional fees.

     Other income and expenses for the years ended December 31, 2006 and

December 31, 2005 were ($50,406) and ($31,564), respectively. The increase of

$18,842 is caused primarily by increase in interest expense of $16,355.

Income Taxes

     We are a company incorporated in the State of Nevada and have had no assets,

liabilities or operations. Although we are subject to United States taxation, we do not anticipate incurring significant United States income tax liability for the foreseeable future because:

      o we did not conduct any material business or maintain any branch office in the United States during either the fiscal year ended December 31, 2006, or the three months ended March 31, 2007,

      o the earnings expected to be generated from Dalian Joss Star will be eligible for a deferral from United States taxation until such earnings are repatriated to the

      United States, and

      o we believe that we will not generate any significant amount of income inclusions under the income imputation rules applicable to a United States company that owns "controlled foreign corporations" for United States federal income tax purposes.

     Therefore, no provision for U.S. federal income taxes or tax benefits on the undistributed earnings and/or losses of our company has been made.

     In the fiscal year ended December 31, 2006,  the business operations of Dalian

Joss Star  were  governed by the PRC Enterprise Income Tax Laws. PRC enterprise income tax is calculated  based on taxable income determined under PRC GAAP.

In accordance with the Income Tax Laws, Dalian Joss Star is subject to enterprise income tax at the rate of 30%, value added tax at the rate of 17% for most of the goods sold, and business tax on services at a rate ranging from 3% to 5% annually. A PRC company is also subject to local taxes. Zhuanghe City Municipal Government extended a tax incentives and abatements. Corporate income tax will be free for the first two years starting with the first year we make a net profit, 50% of the normal rate in the following

3 years and Zhuanghe City will repay Dalian Joss Star half of the amount of income tax charged, resulting with a net of 25% of the normal income tax rate, with the purpose to help Dalian Joss Star to enlarge its production. Starting the sixth year to the tenth year,

Zhuanghe City will repay Dalian Jossstar half of the amount of the full income tax charged.

     Dalian Joss Star did not incur any income taxes for the fiscal years ended December 31,

2006 and 2005.

Liquidity and Capital Resources

Cash

     The operations and capital expenditures of Dalian Joss Star have historically been financed through cash flows from operations and bank loans. However, neither the cash flows from operations nor its bank loans had been sufficient to keep pace with the growth of our business and provide sufficient working capital to meet increased new orders and purchase necessary new equipment to expand production. Dalian Joss Star has renewed a short term loan of RMB3.4 million (approximately US$434,921) from China Construction bank in Zhuanghe City due on November 28, 2007 at a fixed annual interest rate of 5.823%.

     Dalian Joss Star regularly reviews its cash funding requirements and attempts to meet those requirements through a combination of cash on hand, cash provided by operations,

available borrowings under bank lines of credit and possible future public or private equity offerings. At times, the Company may evaluate possible acquisitions of, or investments in, businesses that are complementary to ours, which may require the use of cash. We believe that the cash, operating cash flows, and credit arrangements,  taken together, will provide adequate resources to fund our ongoing operating expenditures for the next 12 months. In the event that they do not, the company may require additional funds in the future to meet working capital needs or for other purposes and may seek to raise such additional funds through the sale of public or private equity, as well as from other sources.

     As of March 31, 2007, Dalian Joss Star had approximately $768 in cash. It had a working capital deficiency of $1,079,731 and accumulated deficit of $1,032,852. As of December 31,

2006, the Company had a working capital deficit of $1,042,834 and an accumulated deficit of $995,974.  The Company will require financing for working capital to meet operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

Critical Accounting Policies

     Management's discussion and analysis of its financial condition and results of operations are based upon the Company's pro-forma consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. The Company's financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. See note 2 of Dalian Joss Star Footwear Co. Ltd. financial statements, "Summary of Significant Accounting Policies”. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Company believes that the following reflect the more critical accounting policies that currently affect the Dalian Joss

Star financial condition and results of operations.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

The Purchase Agreement

      On June 21, 2007, we entered into a Purchase Agreement with JIH under which

JIH agreed to sell its 70% ownership in Dalian Jossstar Footwear Co., Ltd. to us for

50 million shares of our common stock. Upon the effectiveness of this Registration

Statement, the 50,000,000 shares will be distributed to the shareholders of JIH.

Beneficial Ownership of our Voting Securities

     The following table sets forth certain information with respect to the beneficial ownership of each class of our voting securities by (i) any person or group owning more than 5% of each class of our voting securities, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The table illustrates such information pre-completion of the Purchase Agreement (as of June 30, 2007 based on 1,000 shares of our common stock issued and outstanding) and post-completion of the Purchase Agreement and the distribution of the 50,000,000 shares to the JIH shareholders.

     As of June 30, 2007, our sole shareholder is Ms. Ying Ying Zang, our Chairman and Chief Executive Officer, who owns 1,000 shares of our common stock. At closing of the Purchase Agreement, Ms. Zang will surrender the 1,000 shares of our common stock back to us.  Unless otherwise stated, each beneficial owner has sole power to vote and dispose of the shares.

     Except as otherwise stated, the address of the directors and executive officers listed in the table is c/o our company, 33rd Floor, Tian An International  Tower, 88 Zhongshan

Road, Dalian, People's Republic of China 116001.

30

Name of Beneficial Owner         Beneficial Ownership

Beneficial Ownership

                                                    of Common Stock

of Common Stock

                                                    (Pre-Completion)

(Post-Completion)

                                                    -------------------------

 --------------------------

                                                      Shares        Percent

 Shares        Percent

                                                     -------------    ----------

 -------------    ----------

Ying Ying Zhang

                         1,000

100%

32,000,000   64.00%(1)

Chairman and

Chief Executive Officer

Cheng Wen Wang                              0

0%

7,000,000   14.00%(2)

President and Director

Dong Xue Cui

                             0

0%

150,000         *

Vice President and Director

Ying Zhang                                         0

0%

50,000         *

Chief Financial Officer

All Directors and Executive

Officers as a group (4)                        1,000

100%

37,200,000   74.4%

------------------

* Less than 1%

      (1) Includes 2,000,000 shares owned by Shi Nan Yan, daughter of Ms. Zhang. Excludes 300,000 shares owned by Jun Zhang, brother of Ms. Zhang. Excludes 300,000 shares owned by Li Li Zhang, sister of Ms. Zhang. Excludes 5,000,000 shares owned by Cheng Wen Wang, husband of Ms. Zhang.

      (2) Includes 2,000,000 shares owned by Shi Nan Yan, daughter of Mr. Wang. Excludes 100,000 shares owned by Cheng Bin Wang, brother of Mr. Wang. Excludes 100,000 shares owned by Cheng Yuan Wang, sister of Mr. Wang. Excludes 30,000,000 shares owned by Ying Ying Zhang, wife of Mr. Wang.

                                                     THE OFFERING

      On June 21, 2007, we entered into a Purchase Agreement with Joss Star International Holdings Group Ltd., or JIH to acquire its 70% ownership of Dalian Joss Star held by JIH for 50,000,000 shares of our common stock. At closing of the Purchase Agreement,  our shares to be received by JIH will be distributed to the shareholders of JIH upon the effectiveness of this Registration

Statement, at which point the JIH shareholders will become our shareholders, and thus, the “selling shareholders” herein. This Prospectus covers our shares issued to the JIH shareholders. Immediately prior to the closing of the Purchase Agreement, JIH currently has 738 shareholders of record.

This Prospectus also covers the re-sale of such shares by the JIH shareholders.  We are not receiving any proceeds of this offering.  Accordingly, all proceeds from the sale of the securities will go to the selling shareholders and not to the Company. Specifically, this Prospectus covers the public sale of a total of 50,000,000 shares of our common stock that will be distributed and resold by the present JIH shareholders.

                                                 SELLING SHAREHOLDERS

     This Prospectus relates to the offer and sale of our common stock in connection with the shares to be issued pursuant to the Purchase Agreement by the selling shareholders named in the table below. The table sets forth the names of each selling shareholders and for each selling shareholder the number of shares of  common stock beneficially owned (after giving effect to the closing of the Purchase Agreement and the distribution of our common shares to the JIH shareholders) and the total number of shares being offered for sale under this prospectus.

     Except for our officers and directors, none of the other selling shareholders has held a position as an officer or director of our company, nor has any selling shareholder had a material relationship of any kind with our company.

     As of June 30, 2007, we 1,000 shares of common stock outstanding and no preferred stock. After completion of the shares to be issued in connection with the Purchase Agreement, we will have 50,000,000 shares of common stock outstanding.

     Each listed shareholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such Shareholder, except as otherwise indicated in the table. Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) the voting power, which includes the power to vote or direct the voting of the security, or (b) the investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

     Each Shareholder may offer all or part of the shares of common stock beneficially owned for resale from time to time. The table assumes that the Shareholders will sell all of the shares offered for sale and accordingly, own no shares of common stock upon completion of the offering. A  Shareholder is under no obligation, however, to sell any shares immediately pursuant to this prospectus, nor is a Shareholder obligated to sell all or any portion of the shares at any time. Therefore, we are not able to estimate the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the Shareholders upon termination of this offering.

Name                                               Amount and Nature of

                                                         Beneficial Ownership

                                                                      Shares of

                                                                    Common Stock

                                     Beneficially Owned             Offered Hereby

Hong Wei Luo

          5,000

5,000

Yong Qing Kang

          3,000

3,000

Ya Ju Guan

          3,000

3,000

Jin Kai Xu

          3,000

3,000

Ding Liu

          3,000

3,000

Xia Jiang

          3,000

3,000

Guo Qiang Wang

          5,000

5,000

Gui Rong Zhao

          8,000

8,000

Wen Li Zhang

          3,000

3,000

Yu Lan Wu

          3,000

3,000

Xiao Xiang Wang

                      3,000

3,000

Shang Min Yu

                      3,000

3,000

Yu Ping Ren

                      3,000

3,000

Guo Jun Zhang

                      3,000

3,000

Jian Ying Wang                                 3,000

3,000

Hai Bo Hou

                      5,000

5,000

You De Hao

                      8,000

8,000

Shuang Ju Wang

                      3,000

3,000

Zhen Xue

                      3,000

3,000

Hua Zhang

                                  3,000

3,000

Fan Li

                      5,000

5,000

Xi Yun Sun

                      3,000

3,000

Jin Qiang Du

                      3,000

3,000

Ming Li

                      3,000

3,000

Yang He

                      3,000

            3,000

Ya Jun Lv

                      3,000

            3,000

Yu Qiu Shan

                      3,000

3,000

Bao Jun Chang

                      3,000

3,000

Hai Yan Ma

                      3,000

3,000

Xia Yang

                      3,000

3,000

Yan Jun Ma

                      5,000

5,000

Ying Zhao

                      5,000

5,000

Mei Ling Zhang

                      3,000

3,000

Hong Yan Zeng

                      3,000

3,000

Yun Feng Li

                      3,000

3,000

Shu Guang Teng

                      3,000

3,000

Yun Zhang

                      3,000

3,000

Xiu Ying Liu

                      3,000

3,000

Shu Xian Yin

                      3,000

3,000

Ya Juan Zhou

                      3,000

3,000

You Cai Jia

                      3,000

3,000

Xiu Fen Wang

                      3,000

3,000

Xin Yu Zhang

                      3,000

3,000

Fu Jun Wang

                      3,000

3,000

Ai Dong Teng

                      3,000

3,000

Chang Hui Lu

                      3,000

3,000

Dong Mei Jia

                      3,000

3,000

Yan Chun Liu

                      3,000

3,000

Yu Jie Lu

                      3,000

3,000

Tong Zhu

                      3,000

3,000

Zhan Chen

                    10,000

          10,000

Ji Ning Huang

                      4,000

4,000

Gui Zhen Liu

                                  3,000

3,000

Xi Mei Li

                      3,000

3,000

Shu Lin Liu

                      3,000

3,000

Ye Li Liu

                      3,000

3,000

Yu Chun Du

                      3,000

3,000

Pei Zhen Wang

                      3,000

3,000

Xiu Qin Gu

                      3,000

3,000

Yu Ling Liu

                      5,000

5,000

Ya Yun Zhang

                      3,000

3,000

Jing Xu

                      3,000

3,000

Ya Xue Lv

                      3,000

3,000

Chun Sheng Li

                      3,000

3,000

Chun Jie Li

                      3,000

3,000

Xiu Hua Bian

                      3,000

3,000

Hong Mei Cai

                      3,000

3,000

Yong Jin

                      5,000

5,000

Shuo Wang

                      5,000

5,000

Yu Cheng Lv

                                  3,000

3,000

Fu Ying Lin

          5,000

5,000

De Fu Zhou

          3,000

3,000

Ya Qin Wang

          3,000

3,000

Li Juan Yang

          3,000

3,000

Jian Xia Guo

          3,000

3,000

Jun Hua Zhang

          3,000

3,000

Hui Yun Li

          3,000

3,000

Jian Feng Guo

          3,000

3,000

Li Li Wu

          3,000

3,000

Su Jie Han

          3,000

3,000

Zhe Yang

          3,000

3,000

Xin Ai

          5,000

5,000

Xiu Yan Wang

          3,000

3,000

Shu Ling Li

                      3,000

3,000

Feng Yun Zhao

                      3,000

3,000

Li Qun Duan

                      3,000

3,000

Hong Ze Jiang

                      3,000

3,000

Ji Wan Piao

                      6,000

6,000

Mao Jun Teng

                      6,000

6,000

Su Zhen Zheng

                      3,000

3,000

Shu Ren Xu

                      3,000

3,000

Jing Hua Zhong

                      7,000

7,000

Yu Cao

                      3,000

3,000

Li Hua Xu

                      3,000

3,000

Feng Ying Zhang

                      3,000

3,000

Lian Cai Xu

                      3,000

3,000

Xiao Guang Zhang

                      8,000

8,000

Ai Xia Hou

                                  5,000

5,000

Chan Wen

                                  5,000

5,000

Yue Ming Lu

                                  3,000

3,000

Jing Cheng

                      3,000

3,000

Fen Lan Zhu

                      3,000

3,000

Xiu Lu

                      9,000

9,000

Le Le Zhang

                      4,000

4,000

Guang Li

                      3,000

3,000

Tao Kong

                      3,000

3,000

Guo Dong Liu

          3,000

3,000

Qin Zhang

          3,000

3,000

Gen Hua Yuan

          3,000

3,000

Pan Wei Xu

          9,000

9,000

Zhu Lin Wang

          5,000

5,000

Yin Qing Chang

          5,000

5,000

Xiao Xia Zhang

          5,000

5,000

Yu Qin Liu

          5,000

5,000

Yan Liu

          5,000

5,000

Li Zhang

          5,000

5,000

Cui Huan Gao

                      5,000

5,000

Ge Li Han

          5,000

5,000

Ying Lin Pan

          5,000

5,000

Xiao Ling Wu

                      5,000

5,000

Gui Fen Lv

          5,000

5,000

Yong Zhi Yu

                      5,000

5,000

Xiu Ying Zhang

                      5,000

5,000

Gui Fu Wang

          5,000

5,000

Jing Ming Liu

                      5,000

5,000

Bang Zhu Lv

                      5,000

5,000

Feng Yun Luan

          5,000

5,000

Xiao Li Zhang

          5,000

5,000

Shu Lan Yang

                      5,000

5,000

Shu Miao Yang

          5,000

5,000

Bo Li Sun

          5,000

5,000

Shu Zhi Zhang

                      5,000

5,000

Ai Yu Liu

                                  5,000

            5,000

Yan Zhi Bi

          5,000

5,000

Ying Wei Pan

          5,000

5,000

Ya Nan Hu

          5,000

5,000

Shu Hui Bi

          3,000

3,000

Hong Zhen Wang

          5,000

5,000

Guang Fen Xu

          3,000

3,000

Xiu Huan Yu

          3,000

3,000

Zeng Huang

          3,000

3,000

Xue Dong

          3,000

            3,000

Yu Qin Zhao

          3,000

3,000

Quan Hu

          3,000

            3,000

De Feng Yan

                      3,000

3,000

Xiang Lan Zhang

          3,000

3,000

Cui Yan Wang

          3,000

3,000

Chun Feng Li

          3,000

3,000

Yu Hua Du

          3,000

3,000

Yan Zhao

          3,000

            3,000

Wen Qin Yang

          3,000

3,000

Gui Rong Xu

          3,000

3,000

Yu Zhen Wang

          3,000

3,000

Guo Jun Yu

          3,000

3,000

De Zhi Zhang

          3,000

3,000

Jin De Guo

          3,000

3,000

Xue Chen

        10,000

          10,000

Jun Ling Lu

          3,000

3,000

Hua Xue

          3,000

            3,000

Yue Yu

          3,000

            3,000

Quan Yi Liu

          5,000

5,000

Guang Rong

          3,000

            3,000

Zeng Quan Liu

          5,000

            5,000

Wen Sheng Wang

          5,000

5,000

Qing Liu

          5,000

            5,000

Hong Mu Shi

          3,000

3,000

Ruo Ban Li

          3,000

3,000

Ke Li Pan

          3,000

3,000

Yan Qi Xu

          3,000

3,000

Ji Yu Sun

          3,000

3,000

Hui Qin Wang

          5,000

5,000

Xiu Qing Su

          5,000

5,000

Xing Feng Li

          3,000

3,000

Peng Yu

          3,000

3,000

Jing Yan Ma

          5,000

5,000

Gui Rong Li

          5,000

5,000

Cheng Yu Guo

          5,000

5,000

Cheng Jin Wang

          5,000

5,000

Jia Zhong Ma

          5,000

5,000

Yu Qing Gao

          3,000

3,000

Ping Zhang

          3,000

3,000

Yan Wei Wang

          3,000

3,000

Li Xin Zhang

          3,000

3,000

Mao Fan Qiu

          3,000

3,000

Xiu Li Hou

          3,000

3,000

Xi Huang

          4,000

4,000

Ye Zhu

          3,000

3,000

Li Li Guan

          3,000

3,000

Hong Yan Zhao

        20,000

          20,000

Hong Jun Zhao

        10,000

          10,000

Lei Zhang

          3,000

            3,000

Yu Min Chang

          3,000

3,000

Hui Zhao

          4,000

            4,000

Rong Zhen Zhang

          3,000

3,000

Yu Zhen Sui

          5,000

5,000

Yi Zhi Liu

          6,000

6,000

Wei Dong Li

          3,000

            3,000

Fu Mei Shen

          3,000

            3,000

Hong Guang Xu

          3,000

            3,000

Qin Liu

          7,000

7,000

Jun Hua Su

          3,000

3,000

Peng Li

          3,000

3,000

Qun Zhang

          3,000

3,000

Lin Han

          3,000

            3,000

Fang Fang Qian

          3,000                 3,000

Jian Xin Chen

          4,000

4,000

Ou Jie Wang

          3,000

            3,000

Wei Liu

          5,000

            5,000

Chun Xi Zhang

          5,000

5,000

Xiao Jing Sun

          5,000

5,000

Chun Yan Chai

          5,000

5,000

Jian Jun Wu

          5,000

5,000

Yu Xia Ju

          5,000

            5,000

Dian Lin Zhang

          5,000

5,000

Guo Yun Sui

          5,000

5,000

Xiang Yan Che

          5,000

5,000

Shou Lan Shi

          5,000

5,000

Shu Rong Zuo

          5,000

5,000

Qing Hong Kong

          5,000

5,000

Yao Chang

          5,000                 5,000

Jing Yan Pang

          5,000

5,000

Ming Wei Li

          5,000

5,000

Shu Chun Li

          5,000

5,000

Guo Fang Dong

          5,000

5,000

Jian Yang

          5,000

            5,000

Xiao Ming Zhi

          5,000

5,000

Bing Bo Li

          5,000

5,000

Juan Xiao

          3,000

            3,000

Xiao Qin Zhu

          3,000

3,000

Xu Bin Wang

          3,000

            3,000

Zhong Zhang

          5,000                 5,000

Ren Yun Zhao

          5,000

            5,000

De Man Sun

          5,000

5,000

Qi Jing Wang

          5,000

5,000

Gui Zhi Hu

          5,000

5,000

Yue Shun Shen

          3,000

3,000

Yu Shu Cai

          3,000

3,000

Run Zhuo Zhang

          4,000

4,000

Hui Tang

          3,000

            3,000

Jin Hua Huang

          5,000

5,000

Yu Hui Hou

          3,000                 3,000

Yong Chang Wang

          3,000

            3,000

Yi Feng Dong

          3,000

            3,000

Qing Ming Yang

          6,000

            6,000

Meng Huan Yun

          3,000

            3,000

Zhi Bin Ding

          7,000

7,000

Qiu Da He

          3,000

            3,000

Bao Di Yang

        10,000

          10,000

Fu Quan Liu

          3,000

            3,000

Li Li

          4,000

4,000

Yun Mei Ji

          3,000

3,000

Yi Nan Yang

          3,000

3,000

Hui Liu

          3,000

3,000

Yuan Jun Zhang

          3,000

3,000

Jing Chun Shi

          5,000

5,000

Yan Fang

          5,000

            5,000

Shu Qing Wang

          3,000

3,000

Yu Hua Liu

          3,000

3,000

Bai Hui Sun

          9,000

9,000

Wei Qi Zhang

          5,000

5,000

Li Bo Huang

          3,000

            3,000

Shen Sheng Cai

          3,000

            3,000

Li Li

          3,000

            3,000

Shu Hong Tian

          5,000

5,000

Jun Yu

          4,000

4,000

De Gen Zhang

          3,000

3,000

Guang Mei Li

          3,000

3,000

Cun Lan Meng

          3,000

3,000

De You Bai

          5,000

5,000

Gui Rong Yue

          5,000

5,000

Peng Lian

          5,000

5,000

Bo Tao Lian

          5,000

5,000

Xiao Feng Zhao

          5,000

5,000

Jia Ying Kang

          5,000

5,000

Huai Bi Yin

          5,000             　5,000

Hua Jun Lu

          5,000

5,000

Feng Ling Yang

          5,000

5,000

Qing Chun Yao

          5,000

5,000

Sheng Qi Zhang

          5,000

            5,000

Wen Yan Zhao

          5,000                 5,000

Ji Ming Chen

          5,000

            5,000

Lin Wu

          5,000

5,000

Xiao Hua Zhu

          5,000

5,000

Gui Juan Zheng

          5,000

5,000

Cai Rong Liu

          5,000

5,000

Xian Ming Meng

                      5,000

5,000

Ya Jing Zhou

          5,000

5,000

Pei Dong Li

                      5,000

5,000

Yu Tian Zhou

          5,000

5,000

Qiu Lan Wang

          5,000

5,000

Shou Run Qian

          5,000

5,000

Shu Hua Wu

                      5,000

5,000

Yong Sheng Dai

          5,000

 5,000

Min Liu

          5,000

5,000

Yu Na Liu

          5,000

5,000

Li Jing Dong

          5,000

5,000

Ya Jing Wang

          6,000

            6,000

Mei Jun Yu

          3,000

3,000

Jun Rong Zong

          5,000

5,000

Xiao Ping Liu

          3,000

3,000

Jiu Ling Yan

          3,000

            3,000

Shu Hua Wang

          3,000

3,000

Li Cai

          3,000

3,000

Xiu Mei Li

          3,000

3,000

Shu Ying Zhou

        15,000

          15,000

Xiu Zhen Shi

          3,000

3,000

Jie Liu

          3,000

3,000

Qian Jun Zhu

          3,000

3,000

Yu Teng

          3,000

            3,000

Feng Yan

          3,000

            3,000

Mi Lin Wang

          3,000

3,000

Jiang Chen

          3,000

3,000

Guo Feng Zhao

          3,000

3,000

Ming Xing Zhao

          3,000

3,000

Xiao Ling Wang

          3,000

3,000

Ya Xian Lv

          3,000

3,000

Cai Hong Liu

          3,000

3,000

Yue Ling Zhang

          3,000

3,000

Shou Qing Geng

          3,000

3,000

Xia Li

          3,000

            3,000

Jian Hua Li

          3,000

3,000

Ren Li

          3,000

3,000

Yong Zhen Zhang

          5,000

5,000

Zhi Shun Lin

          5,000

5,000

Xi Long Zhao

          3,000

3,000

Dian Yuan Zhao

          3,000

3,000

Su Min Lu

          5,000

5,000

Yi Dong Mou

          3,000

3,000

Qiu Min Hou

          3,000

3,000

Hong Ru Yang

                      5,000

5,000

Yu Lan Zhang

          3,000

3,000

Yuan Yao

                      3,000

3,000

Qian Lu

          5,000

5,000

Li Yan Fu

          5,000

5,000

Wei Fang He

          5,000

5,000

Wen Ke Zhao

                      3,000

3,000

Hong Wei Li

          3,000

3,000

Run Mei Gao

          3,000

3,000

Feng Qin Cheng

          3,000

3,000

Feng Zhi Liu

          3,000

3,000

Fang Fang Li

          3,000

3,000

Yan Wang

          3,000

3,000

Fei Guo

          3,000

            3,000

Gui Ying Yang

          3,000

3,000

Jian Zhang

          3,000

3,000

Chun Feng Ning

          3,000

3,000

Lei Kang

          3,000                 3,000

Bao Hua Chang

                      3,000

3,000

Hong Li Xu

          6,000

6,000

Jin Bu Sun

          6,000

            6,000

Feng Yang Yu

          3,000

3,000

Yuan Ning Xing

          3,000

3,000

Yun Jun Liu

          3,000

3,000

Xiang Dong Liu

          3,000

3,000

Mao Fang Cui

          3,000

3,000

Jing Chen

          3,000

3,000

De Li Yang

          8,000

8,000

Yu Guang Wang

          5,000

5,000

Wei Gao

          3,000

            3,000

Zhi Ying Li

          5,000

            5,000

Zhong Yi Wang

          3,000

3,000

Hui Jiang Li

          3,000

            3,000

Xiu Cheng An

        10,000

          10,000

Chun Xiang Chen

          5,000

            5,000

Hong Zhou

          5,000

            5,000

Chun Xue Wang

          5,000

            5,000

Li Na Xu

          3,000

3,000

Xiu Rong Guo

          5,000

5,000

Li Jia

          8,000

            8,000

Ke Ling Wang

          5,000                 5,000

Min Zhang

          5,000                 5,000

Gui Qin Bao

          3,000

            3,000

Hong Zhang

          3,000

3,000

Qing Chun Xue

          3,000

3,000

Xiu Hua Li

                      3,000

            3,000

Dong Ping Jia

          3,000

3,000

Cheng Fu  Bao

          3,000

3,000

Zeng Ru Liu

          3,000

3,000

Xue Yi Zang

          3,000

3,000

Hong Liang Zhou

          5,000                 5,000

Dong Hui Jia

          3,000

3,000

Bo Hao

          3,000

3,000

Jin Hong Zhao

          3,000

3,000

Chao Yue Wang

          3,000

3,000

Shi Shun Tang

          5,000

5,000

Chang Hai Liu

                      3,000

3,000

Jiang He

          3,000                 3,000

Jian Xun Zhang

          3,000

3,000

Jun Ha

          5,000

5,000

Hui Liang Ma

           5,000

5,000

Kai Tao Shi

         15,000

          15,000

Fu Lei Bo

           5,000

5,000

Hui Zhou

           5,000

5,000

Gui Zhen Wang

           3,000

3,000

Wen Yu Guo

           3,000

3,000

Shu Sheng Yang

           5,000

5,000

XiaoYu Jia                                          6,000                6,000

Shou Gong Liu

            5,000

 5,000

Zhan Sheng Li

            5,000                5,000

Li Yun Liu

5,000

 5,000

Jun Liu

3,000

 3,000

Yong Su

3,000

 3,000

Hui Ying Li

3,000

             3,000

Yong Ji Wang

3,000

             3,000

Zhi Yuan Wang

3,000

 3,000

Shan Shan Zhang

3,000

 3,000

Bao Hua Dai

            3,000

             3,000

Yun Quan Zhang

3,000

 3,000

Kang Qian

            4,000

 4,000

Jia Qin Lu

3,000

             3,000

Yan Bo Cao

3,000

             3,000

Yue Cheng Gao

3,000

             3,000

Yu Shuang Song

            5,000

             5,000

Ying Ding

5,000

 5,000

Liang Liu

3,000

             3,000

Guang Hua Fu

5,000

             5,000

Hua Li

3,000

 3,000

Li Jie Zhao

3,000

 3,000

Heng Tao Dong

3,000

 3,000

Guan Nan Zheng

3,000

 3,000

Dian Hua Li

3,000

 3,000

Pei Lei Guo

            3,000

 3,000

Hai Bo Song

            7,000

 7,000

Yu Hua Li

            3,000

 3,000

Ling Li

            7,000

 7,000

Liang Tao

                        3,000

             3,000

Jiao Li

            3,000

 3,000

Jing Liu

            5,000

 5,000

Qing Ling Liu

          27,000

           27,000

Ting Zhang

            5,000

 5,000

Jun Mei Zhou

            5,000

             5,000

Ke Jun Li

            3,000

 3,000

Guang De                                            3,000

             3,000

Yu Shun Jin

            3,000

             3,000

Yu Xian Wang

            3,000

             3,000

Li Bo Zhang

            5,000

 5,000

Jia Ying Wang

            3,000

 3,000

Zhan Ping Gao

            3,000

 3,000

Yan Qing Liu

            5,000

 5,000

Meng Zhang

            3,000

 3,000

Jin Rong Hu

            3,000

 3,000

Rong Huang

            3,000

 3,000

Shun Chang Zheng

            8,000

 8,000

Shu Ying Li

            3,000

 3,000

Tong Ran  Zhu

                        3,000

 3,000

Min Jian Wei

            3,000

 3,000

Xiang Ling Zhang

            3,000

 3,000

Jian Xin Han

            3,000

 3,000

Ying Chen

            3,000

 3,000

Ke Fan Liu

            5,000

             5,000

Yi Zhao

            3,000

 3,000

Qiang Zhang

          13,000

           13,000

Yu Zhu Shan

            5,000

             5,000

Lan Lan

            5,000

             5,000

Hong Shen

            5,000

 5,000

Ai Ping Lv

                        3,000

 3,000

Huai Jin Li

            3,000                3,000

Chen Pei Wang

            3,000

             3,000

Xiu Jie Shi

            3,000

             3,000

Ai Hua Zong

            5,000

 3,000

He Tao Wang

            3,000

 3,000

You Chuan Tao

            3,000

 3,000

Li Juan Zhang

            3,000

             3,000

Qing Sun

            3,000

 3,000

Shu Xian Zhang

            5,000

 5,000

Yan Bo Wang

            5,000

 5,000

De Wen Wu

          10,000

           10,000

Qing Xin Meng

            5,000

 5,000

Gui Ying Liu

            5,000

 5,000

Yan Yun Li

            5,000

 5,000

Yong Wang

                        5,000

5,000

Wu Xiang Yan

5,000

5,000

Jing Zhang

            5,000

5,000

Hong Wei Zhang

            5,000

5,000

Wen Yan Zhao

            5,000

5,000

Li Chen

            5,000

5,000

Jian Ying Qu

            5,000

5,000

Gui Fang Zhang

          40,000

          40,000

Chang Yu Chen

          20,000

          20,000

Huan Qin  Huang

          10,000

          10,000

Li Ping Shi

                      10,000

          10,000

Chun Hua Wu

          10,000

          10,000

Hua Shi

            3,000

            3,000

Jiang Hai Lu

            3,000

3,000

Shi Min Meng

            5,000

5,000

Li Hong Wang

            3,000

3,000

Xiao Ming Yang                                20,000             20,000

Xue Jian Gao

            3,000

3,000

Yu Hua Liu

            3,000

3,000

Xiao Ping Lu

            3,000

3,000

Si Nong Li

            3,000

3,000

Yue Feng Xue

            5,000

5,000

A Jian Wang

            3,000

3,000

Shu Hui Huang

            5,000

5,000

Shu Qin Jin

            5,000

5,000

Li Hua Wang

            3,000

3,000

Hui Juan Yu

            3,000

3,000

Bang Bang Qi                                   10,000             10,000

Bin Shi

            3,000

3,000

Shu Bi He

            3,000

3,000

Min Yong He

            5,000

5,000

Li Yi Liang

            5,000

5,000

Xue Mei Wang

            3,000

3,000

Cui Lan Lu

            3,000

3,000

Wei Wang

            3,000

3,000

Xiao Li Wang

            3,000

3,000

Shu Zhi Wang

            3,000

3,000

Jin Ming Dai

          10,000

          10,000

Wen Xiang Gu

            7,500

7,500

Jia Yin Song

            3,000

3,000

Xiu Yin Yu

            5,000

5,000

Shu Ping Wu

            3,000

3,000

Li Jun Wan

            3,000

3,000

Yong Li Zhao

5,000

5,000

Shu Jie Wang

5,000

5,000

Chao Wei

4,000

            4,000

Lin Jie Wang

3,000

3,000

Neng Hao Tai

3,000

3,000

Jun Dai

3,000

            3,000

Da Peng Li

            3,000

3,000

Feng Lei Chen

3,000

3,000

Jie Dou

5,000

5,000

Chun Lan Wang

3,000

3,000

Yu Zhi Sun

5,000

5,000

Qian Ting Zhang

5,000

5,000

Dong Li Liang

3,000

3,000

Chang Ming Sun

5,000

5,000

Guang Hua Chen

3,000

3,000

Hong Zhi Yan

3,000

3,000

Feng Lan Guo

3,000

3,000

Yue Fang

          10,000

          10,000

Zhong Xiang Jiang

3,000

3,000

Hong Cao

5,000

5,000

Cai Hua Li

3,000

3,000

Bo Ning Cheng

3,000

3,000

Ya Ping Zhang

            3,000

3,000

Ying Xin Dong

3,000

3,000

Yu Lan Mei

3,000

3,000

Shu Qin Lv

5,000

5,000

Jian Jun Cui

3,000

3,000

Ke Ping Dong

3,000

3,000

Rui E Zhang

3,000

3,000

Jun Li

5,000

5,000

Xiao Jie Shen

7,000

7,000

Bao Yu Ma

4,000

4,000

Li Jie Wang

3,000

　　　3,000

Zhen Ze Yu

4,000

4,000

Ai Di Zou

5,000

5,000

Wei Yan Cheng

          10,000

          10,000

Ping Wang                                           3,000               3,000

Xiong Wu

3,000

3,000

Yu Liu

          15,000

          15,000

Jie Lin Liu

3,000

3,000

Xiang Qin Chang

3,000

3,000

Guo Hua Zhao

3,000

3,000

Bo Si

5,000

5,000

 Hui Nian Li

5,000

5,000

Gui Hua Wang

5,000

5,000

Sheng Jin Ma

3,000

3,000

Li Ming Luo

          10,000

          10,000

Guo Feng Deng

3,000

3,000

En Lin Chen

5,000

5,000

Yong Sheng Li

3,000

3,000

Jian Ping Huang

          10,000

          10,000

Wei Ming Qian

3,000

3,000

Juan Wen

3,000

3,000

Xiao Hua Zhang

4,000

4,000

Ming Ju Lu

3,000

3,000

Lian Qin Zhang

3,000

3,000

Yan Xiu Tan

7,000

7,000

Shu Jun Liu

3,000

3,000

Ying Zhou Liu

          10,000

          10,000

Dong Liang Wei

3,000

3,000

Bi Bo Zhu

3,000

3,000

Zhen Zong

7,000

7,000

Cai Mei Li

5,000

5,000

Wen Yan Zhang

3,000

3,000

Wei Dong

9,000

9,000

Li Xia

3,000

3,000

Wei

Zhang

          11,000

          11,000

Yan Jie Xue

5,000

5,000

Ru Liang Zhang

5,000

5,000

De Gang Bi

3,000

3,000

Zhi Qiang Li

3,000

3,000

Ke Wei Sun

5,000

5,000

Jun Ying Shi

6,000

6,000

Hui Min Wang

3,000

3,000

Guo Qing Zhang

5,000

5,000

Yan Hua Lv

5,000

5,000

Ying Zi Ma

5,000

5,000

Jing

Tian

5,000

5,000

Yong He Sun

5,000

5,000

Ya Fen Chen

5,000

5,000

Liang Liu

5,000

5,000

Li Bin Wang

            5,000

5,000

Shu Xiang Chen

5,000

5,000

Wen Yan Zhao

5,000

5,000

Hai Dong Liu

5,000

5,000

Xiao Guang Fang

5,000

5,000

Zheng Hua Liang

5,000

5,000

Qi Wen

3,000

3,000

Qiao Lan Lu

3,000

3,000

Chun Rong Yang

          10,000

          10,000

Xiao Ming Zhang

8,000

8,000

Cong De Xia

5,000

5,000

Qian Zhang

3,000

3,000

Jie Li

4,000

4,000

Ai Xiang Chen

3,000

3,000

Jun Shang

3,000

3,000

Li Jun Xiao

5,000

5,000

Wei Han

5,000

5,000

Shu Li Yang

6,000

6,000

Xin Zhang

3,000

3,000

Chun Yan Han

          15,000

          15,000

Rong Ying Ni

5,000

5,000

Hai Rong Tao

5,000

5,000

Jing Yan Liu

          10,000

          10,000

Xue Hua Wang

5,000

5,000

Hai Qin Li

5,000

5,000

Zhen Bo Yu

5,000

5,000

Shu Mei Sun

5,000

5,000

Guo Rong Sun

            5,000

5,000

Guo Zhi Duan

                                    5,000

5,000

Gui Ying Sun

            5,000

5,000

Gui Jun Sun

            5,000

5,000

Shu Yu Zhang

5,000

5,000

Li Jie Huang

            5,000

5,000

Chun Lan Wang

            3,000

3,000

Hong Lan

            5,000

5,000

Xiao Lan He

            5,000

5,000

Xiao Hui Jiang

            5,000

5,000

De Chun Geng

            5,000

5,000

Cheng Xia Zhang

            5,000

5,000

Yan Xia Wang

            5,000

5,000

Zhi Li Yang

            5,000

5,000

Lian Xiang Mei

            5,000

5,000

Cun Hua Wang

            5,000

5,000

Zhen Hua  Zhang

          10,000

          10,000

Wei Xin Liu

            5,000

5,000

Ji Ying Li

            3,000

3,000

Jun Ying Wang

            3,000

3,000

Chao Chen

            3,000

3,000

Xiu Ke Dong

            5,000

5,000

Yi Han Ma

            3,000

3,000

Chang Qing Dong

                        3,000

3,000

Qing Yun Li

            3,000

3,000

Hua Li Xu

            3,000

3,000

Shuang Peng Si

3,000

3,000

Jing Geng

            3,000

3,000

Zuo Qing Hou                                     3,000               3,000

Rui Li Fan

          10,000

          10,000

Rui Ping Fan

          10,000

          10,000

Ji Xue Wang

          20,000

          20,000

Yan Li Mu

        300,000           300,000

Yu Xia Hua

          30,000

          30,000

Guo Xun Dong

          10,000

          10,000

Yan Gao

          10,000

          10,000

Fang Tong

          10,000

          10,000

Yi Hua Wang                                     10,000

          10,000

Shu Ping Zou

          10,000

          10,000

De Fen Sun

          50,000

          50,000

Gui Ping Lin

         200,000

        200,000

Chun Fa Liu

           10,000

          10,000

Yu Sen Wang

           30,000

          30,000

Lan Ying Fu

         100,000

        100,000

Shi Zhong Wang

           10,000

          10,000

Shou Lan Zhang

           20,000

          20,000

Ying Zi Sun

           50,000

          50,000

Yan Wang

           20,000

          20,000

Qiang Wang

         100,000

        100,000

Chao Sheng Ma

           50,000

          50,000

Dong Ju Wang

           40,000

          40,000

Gui Fen Lin

           50,000

          50,000

Yun Yu Wang

           80,000

          80,000

Xiu Hua Yao

           10,000

          10,000

Yu Qiu Wang

         100,000

        100,000

Li Li                                                 350,000          350,000

Zhi You Li                                        650,000          650,000

Jing Qing Pan                                   110,000          110,000

He Fen Cui                                       100,000          100,000

Ai Xian Xue                                       20,000            20,000

Jun Xia Lv                                        100,000          100,000

Tao Hu                                              950,000         950,000

Xiu Fang Lou                                   750,000         750,000

Li Wang                                              45,500           45,500

Qin Chen                                              5,000             5,000

Mei Sheng                                            5,000             5,000

Qing Hua Li                                       10,000           10,000

Jing Wu                                               5,000             5,000

Yan Ling Liu                                      13,000           13,000

Xin Ling Zhang                                    5,000             5,000

Huan Ling Zhang                                11,000           11,000

Yang Bai                                              11,000           11,000

Shu Hua Tan                                          5,000

5,000

Weng Yu-Lien Huang

        2,000,000     2,000,000

Herman, Alexis & Co., Inc.

           100,000        100,000

Wei Zhang

               5,000

5,000

Wen Fei Liu

             30,000          30,000

Jia Jun Fu

             10,000          10,000

Chang Liu

             40,000          40,000

Dao Ming Sun

             40,000          40,000

Yu Zhen Wang                                      10,000         10,000

Sheng Fa Fu                                         10,000          10,000

Gui Ying Li                                          10,000          10,000

Guang Zhi Ma                                        2,000            2,000

Yan Hong Liu                                       10,000          10,000

Wu Jing Ding                                        20,000          20,000

Ying Ying Zhang                            30,000,000   30,000,000

Cheng Wen Wang                             5,000,000     5,000,000

Dong Xue Cui

             150,000        150,000

Rong Kun Wang

               50,000          50,000

Hui Fang Qu

               70,000          70,000

Wei Zhang

   30,000          30,000

Ying Zhang

               50,000          50,000

Xiao Fang Yu                                         20,000          20,000

Hong Jia Jing                                           5,000            5,000

Xin Yu Zhang                                           5,000           5,000

Shuang Ma                                               5,000           5,000

Qi Zhou                                                    5,000           5,000

Xiao Dong Xiang

   80,000         80,000

Ji Gang Guo

   50,000         50,000

Jun Xiong

   70,000         70,000

Wen Ming Li                                          20,000         20,000

Hui Li                                                       2,000           2,000

Hong Ri Wang                                          2,000           2,000

Xiu Yan Bi                                              10,000         10,000

Feng Lin                                                  10,000         10,000

Hong Mei Tang                                        10,000        10,000

Jun Zhang

                           300,000      300,000

Nai Feng Yuan                                         12,500        12,500

Li Li Zhang

               300,000      300,000

Cheng Bin Wang

               100,000      100,000

Cheng Yuan Wang

   100,000      100,000

Shi Nan Yan

            2,000,000   2,000,000

Xin Liu                                                   950,000      950,000

Liang Qu                                                957,500      957,500

Lai Kang Chi                                           10,000        10,000

     None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

      We will pay all offering expenses except the fees and expenses of any counsel and other advisors that the selling shareholders may employ to represent them in connection with the offering and except for all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                         PLAN OF DISTRIBUTION

     The Shareholders may sell the common stock offered by this prospectus directly or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals. Such sales may be made at prevailing market prices, at prices related to such prevailing market prices,

or at variable prices negotiated between the sellers and purchasers. The

Shareholders may distribute the common stock in one or more of the following methods:

      o     ordinary brokers transactions, which may include long or short sales through the facilities of the Over-the-Counter Bulletin Board (if a market maker successfully applies for inclusion of our common stock in such market) or other market;

      o     privately negotiated transactions;

      o     transactions involving cross or block trades or otherwise on the open market;

      o     purchases by brokers, dealers or underwriters as principal and resale by these purchasers for their own accounts under this prospectus;

      o     sales "at the market" to or through market makers or into an existing market if developed in the future for the common stock;

      o     sales in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales made through agents;

      o     through transactions in puts, calls, options, swaps or other derivatives (whether exchange listed or otherwise); or

      o     any combination of the above, or by any other legally available means.

     In addition, the Shareholders may enter into hedging transactions with broker-dealers who may engage in short sales of common stock, or options or other transactions that require delivery by broker-dealers of the common stock.

     The Shareholders and/or the purchasers of common stock may compensate brokers, dealers, underwriters or agents with discounts, concessions or commissions (compensation may be in excess of customary commissions). The

Shareholders and any broker dealers acting in connection with the sale of the shares being registered may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, as amended, and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. We do not know of any arrangements between the Shareholders and any broker, dealer,

underwriter or agent relating to the sale or distribution of the shares being registered.

     We and the Shareholders and any other persons participating in a distribution of our common stock will be subject to applicable provisions of the

Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, these parties and other persons participating in a distribution of securities. Furthermore, under

Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or

50

exemptions.

     The Shareholders may sell any securities that this prospectus covers under

Rule 144 of the Securities Act rather than under this prospectus if they qualify.

     We cannot assure you that the Shareholders will sell any of their shares of common stock.

     In order to comply with the securities laws of certain states, if applicable,

the Shareholders will sell the common stock in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, the

Shareholders may not sell or offer the common stock unless the holder registers the sale of the shares of common stock in the applicable state or the applicable state qualifies the common stock for sale in that state, or the applicable state exempts the common stock from the registration or qualification requirement.

                             DESCRIPTION OF OUR SECURITIES

     The following is a summary of the material terms of our capital stock.

This summary is subject to and qualified in its entirety by our Articles of

Incorporation, our By-laws and by the applicable provisions of Nevada law.

     Our authorized capital stock consisted of 50,000,000 shares of common stock par value $0.001 per share, of which there are 1,000 shares of common stock issued and outstanding, and no shares of preferred stock, par value

$0.001 per share.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. According to our charter documents, holders of our common stock do not have preemptive rights, and are not entitled to cumulative voting rights. There are no conversion or redemption rights or sinking fund provided for our stockholders. In the event of a liquidation,

dissolution or winding up of our company, subject to the prior rights of the holders of our preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     Our Board of Directors is authorized under the Articles of  Incorporation to provide for the issuance of shares of preferred stock, by resolution or resolutions for the issuance of such stock, and, by filing a certificate of designations under

Nevada law, to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued are likely to have priority over our common stock with respect to dividend or liquidation rights.

     The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority,

of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

Transfer Agent

     Presently, we do not have a transfer agent for our common stock. We plan to appoint a transfer agent immediately following the completion of the Purchase Agreement with JIH.

                            MARKET FOR OUR COMMON STOCK

     There is no market for our common stock. We anticipate seeking sponsorship for the trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part.

However, we can provide no assurance that our shares will be traded on the OTC

Bulletin Board or, if traded, that a public market will materialize.

     As of June 30, 2007, there are 1,000 shares of our common stock outstanding.

Upon completions of the Purchase Agreement with JIH, there will be 50,000,000 shares of our common stock issued and outstanding held by 738 holders of record.

Penny Stock Regulations

     The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or

$300,000, together with their spouse).

     For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally,

for any transaction, other than exempt transactions, involving a penny stock,

the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Dividends

     Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. See "Risk Factors - Risks Related to an

Investment in our common stock - We are unlikely to pay cash dividends in the foreseeable future." We rely entirely on dividends from Dalian Joss Star for our funds and PRC regulations may limit the amount of funds distributed to us from Dalian

Joss Star, which will affect our ability to declare any dividends. See "Risk Factors -

Risks Related to Doing Business in the PRC - Governmental control of currency conversion may affect the value of your investment." Dalian Joss Star is subject to restrictions on paying dividends and making other payments to us.

     There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. Under Nevada law, we are prohibited from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Rule 144.

     We have no shares of our common stock available for sale under Rule 144.

Registration Rights

     Except for the shares covered by this prospectus, we have not granted registration rights to any of our shareholders or to any other person.

                                          CERTAIN RELATIONHIPS AND RELATED TRANSACTION

      On June 1, 2007, we issued 1,000 shares of our common stock to our Chairman and CEO, Ms. Ying Ying Zhang for services rendered.

    On January 5, 2006, Joss Star International Holdings Group Ltd., or JIH and Dalian Jossstar Trading Co., Ltd., or Joss Star Trading, an entity controlled by our CEO Ms. Zhang, entered into an agreement pursuant to which JIH acquired 70% ownership of Dalian Joss Star from Joss Star Trading. The transaction was consummated on September 4, 2006. On June 21, 2007, we entered into a Purchase Agreement with JIH to acquire 70% ownership of Dalian Joss Star held by JIH for 50,000,000 shares of our common stock. At the time of the transaction with JIH, our CEO, Ms. Zhang, beneficially owned 64% of the voting securities of JIH.

     We have an unwritten agreement with Ms. Zhang to use the factory land and building free of charge for a period of at least 12 months from the effective date of this registration statement. We have not negotiated an agreement beyond the stated 12 month period. In addition,  we have an unwritten agreement with Joss Star Bairui, an entity controlled by our CEO Ms. Zhang, to use our existing office space free of charge for a period of at least 12 months from the effective date of this registration statement. We have not negotiated an agreement beyond the stated 12 month period.

          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     None.

                    WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC, 100 F Street, N.E., Washington, D.C. 20549, a registration statement on Form SB-2, under the Securities Act for the common stock offered by this prospectus. We have not included in this prospectus all the information contained in the registration statement and you should refer to the registration statement and its exhibits for further information.

     The registration statement and reports, statements and other information we file with the SEC under the Exchange Act may be read and copied at the SEC's

Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at

1-800-SEC-0330. The SEC maintains a web site (http://www.sec.gov.) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as

us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

                                                  LEGAL MATTERS

     Daniel H. Luciano, Attorney-At-Law, 242A West Valley Brook Road, Califon,

New Jersey 07830  has acted as our counsel in connection with a legal opinion relating to the validity of the shares under this prospectus that will be issued by the

Company. No other matters have been passed upon by such counsel.

                                                          EXPERTS

     Robert G. Jeffery, independent certified public accountants has audited the financial statements of Dalian Jossstar Footwear Co. Ltd. included in this registration statement to the extent, and for the periods set forth in his report. We have relied upon such report,

given upon the authority of such firm as experts in accounting and auditing.

                             DALIAN JOSSSTAR FOOTWEAR CO., LTD.

 Financial  Statements

DECEMBER  31,  2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Dalian Jossstar Footwear Co., Ltd.

I have audited  the  accompanying balance  sheet  of Dalian Jossstar Footwear Co., Ltd. as of December 31,  2006,  and  the  related  statements  of  operations,  changes  in  members deficit,  and  cash  flows  for  the  years  ended  December  31,  2006  and  2005.  These financial statements are the responsibility of the Company management.  My responsibility is to express an opinion on these financial statements based on my audits.

I  conducted  the  audits  in  accordance  with  the  standards  of  the Public  Company  Accounting  Oversight  Board  (United  States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor was I  engaged  to  perform,  an  audit  of  its  internal  control  over  financial  reporting.    My  audit  included  consideration  of  internal  control  over  financial  reporting  as  a  basis  for  designing  audit  procedures  that  are  appropriate  under  the  circumstances,  but  not  for  the  purpose  of  expressing  an  opinion  on  the  effectiveness  of  the  Company’s  internal  control  over  financial  reporting.    Accordingly, I express no such opinion.  An  audit  includes  examining,  on  a  test  basis,  evidence  supporting  the  amounts  and  disclosures  in  the  financial  statements.    An  audit  also  includes  assessing

the  accounting  principles  used  and  significant  estimates  made  by  management,  as  well  as  evaluating  the  overall  financial  statement  presentation.    I  believe  that  my  audits  provide  a  reasonable  basis  for  my  opinion.

In  my  opinion,  the    financial  statements  referred  to  above  present  fairly,  in  all  material  respects,  the  financial  position  of Dalian Jossstar Footwear Co., Ltd.  as  of  December  31,  2006,  and  the  results  of  its  operations  and  cash  flows  for  the  years  ended  December  31,  2006  and  2005  in  conformity  with  U.S. generally accepted accounting  principles.

The accompanying  financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the accompanying  financial statements, at December 31, 2006 the Company had a working capital deficiency of $1,042,834 as well as an accumulated deficit of $995,974.  In addition, the Company has had a continuing record of losses.  These factors among other things, also discussed in Note 11 to the financial statements, raise substantial doubt about the ability of the Company to continue as a going concern.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.

/s / Robert G. Jeffrey

Robert G. Jeffrey, Certified Public Accountant

June 22, 2007

Wayne, New Jersey                                                   F-1

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
BALANCE SHEET
As At December 31, 2006
ASSETS
Current Assets:
Cash	$ 628
Accounts receivable, net of allowance for doubtful accounts of $17,435	163,160
Other accounts receivable	48,741
Inventory	25,390
Prepaid expenses	12,130
Total current assets	250,049
Fixed Assets:
Machinery and equipment	380,784
Less accumulated depreciation	138,617
Net machinery and equipment	242,167
Construction in progress	622,730
Total fixed assets Other Assets: Advances to affiliated company	864,897 176,124

Total Assets	$ 1,291,070

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities:
Notes payable	$ 434,921
Accounts payable	394,718
Other accounts payable	399,385
Accrued liabilities	49,505
Shareholder advance	14,354
Total current liabilities	1,292,883

Members’ Deficit:
Paid in capital	1,034,131
Accumulated deficit	(995,974)
Accumulated comprehensive loss	(39,970)
Total members’ deficit	(1,813)
Total Liabilities and Members’ Deficit	$ 1,291,070
The accompanying notes are an integral part of these financial statements.
F-2

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2006 and 2005

	2006	2005

Sales	$ 271,617	$ 478,122
Cost of Sales	241,850	597,861
Gross Profit (Loss)	29,767	(119,739)

Expenses:
Selling and Administrative Expenses	207,631	125,625
Operating Loss	(177,864)	(245,364)

Other Income and Expense:
Interest Expense	(46,881)	(30,526)
Other Expense	(3,525)	(1,038)
Total other expense	(50,406)	(31,564)

Net loss	(228,270)	(276,928)

Other comprehensive loss:
Loss on foreign currency conversion	(25,140)	(14,830)
Total Comprehensive Loss	$(253,410)	$(291,758)

The accompanying notes are an integral part of these financial statements.
F-3

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT
For the Years Ended December 31, 2006, and 2005

	Paid in Capital		Accumulated Other
		Accumulated Deficit	Comprehensive Loss	Total

Balance, January 1, 2005	$1,034,131	$(490,776)	$ -	$ 543,355

Net loss for 2005	______	(276,928)	(14,830)	(291,758)

Balance, December 31, 2005	1,034,131	(767,704)	(14,830)	251,597

Net loss for 2006		(228,270)	(25,140)	(253,410)
	______	_______	_____	______
Balance, December 31, 2006	$ 1,034,131	$(995,974)	$(39,970)	$ (1,813)

The accompanying notes are an integral part of these financial statements.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2006 and 2005
	2006	2005
CASH FLOWS FROM OPERATIONS:
Net loss	$(228,270)	$(276,928)
Adjustments to reconcile net loss to net cash provided by operating activities:
Charges not requiring the outlay of cash:
Depreciation	35,310	37,721
Provision for doubtful accounts	17,435	-

Changes in assets and liabilities:
Decrease (increase) in accounts receivable	172,381	(204,377)
Decrease (increase) in other receivables	(34,987)	70,304
Decrease (increase) in inventory	(3,702)	279,175
(Increase) decrease in prepaid expenses	6,007	(18,137)
Increase in accounts payable	5,096	85,091
Increase (decrease) in accrued liabilities	(13,147)	14,482
Increase in other payables	255,537	63,217
Net Cash Provided By
Operating Activities	211,660	50,548

CASH FLOWS FROM INVESTING ACTIVITIES:

Increase in construction in progress	-	(186,960)
Net Cash Consumed By
Investing Activities	-	(186,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings under short term loan	1,270	10,792
Advances from affiliate	-	45,262
Advances to affiliate	(176,124)	-
Repayments of advances from affiliate	(45,262)	-
Repayments of advances to affiliate	-	109,282
Advances from shareholder	14,354	-
Net Cash Provided (Consumed) By
Financing Activities	(205,762)	165,336

Effect of foreign currency translation	(25,140)	(14,830)

Net change in cash	(19,242)	14,094
Cash balance, beginning of period	19,870	5,776
Cash balance, end of period	$ 628	$ 19,870

The  accompanying  notes  are  an  integral  part  of  these  financial  statements.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

1.

ORGANIZATION and BUSINESS

Organization of Company

The Company is a limited liability company formed in the People’s Republic of China (China) on May 14, 2001.

Business

All of the operations of the Company are within China.  With small exceptions, its sales have all been to customers in the Republic of Korea.   It has produced footwear since its inception.     The Company was initially established to perform production services for a footwear manufacturer located in Korea and, until 2005, all of its revenues were fees for the processing services performed for that manufacturer.  In 2005, the Company sold footwear products to two other Korean customers.  It is now in the process of expanding its manufacturing facilities to allow it to serve a broader footwear market.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Risks and Uncertainties

Footwear operates  under  authority  of  a  business  license  which  was  granted July 9, 2001 for a period of twenty years.  Renewal  of  the  license  depends  on  the  result  of  government  inspections  which  are  made  to  ensure  environmental  laws  are  not  breeched.

The  officers  of  the  Company  control,  through  a  combination  of  direct and indirect  ownership,  all  of  the  outstanding  stock  of  the  Company.    As  a  result,  insiders  will  be  able  to  control  the  outcome  of  all  matters  requiring  stockholder  approval  and  will  be  able  to  elect  all  of  the  Company  directors.

Cash

For  purposes  of  the  statements  of  cash  flows,  the  Company  considers  all  short  term  debt  securities  purchased  with  a  maturity  of  three  months  or  less  to  be  cash  equivalents.

Concentrations Of Credit Risk

Financial  instruments  which  potentially  subject  the  Company  to  concentrations  of  credit  risk  consist  of  cash, accounts receivable and other accounts receivable.  However  all  Company  assets  are  located  in  China,  and  Company  cash  balances  are  on  deposit  at  a  financial  institution  in  China,  the  currency of  which  is  not  free  trading.    Foreign  exchange  transactions  are  required  to  be  conducted  through  institutions  authorized  by  the  Chinese  government  and  there  is  no  guaranty  that  Chinese  currency  can  be  converted  to  U.S. or other  currencies.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Recognition Of Revenue

Revenue is recognized when product is delivered to customers.   In  determining  delivery,  consideration  is  given  to  the  following:    whether  an  arrangement  exists  with  the  buyer;  whether  delivery  has  occurred;  whether  the  price  to  the  buyer  is  fixed  or  determinable;  and  that  collection  is  reasonably  assured.    No  provision  is  made  for  any  right  of  return  that  may  exist  as  the  criteria  specified  in  Statement  of  Financial  Accounting  Standards  (SFAS)  No. 48  have  been  met.

Fair Value Of Financial Instruments

The  carrying  amounts  of  the  Company’s  financial  instruments,  which  include  cash,  accounts  receivable,  other  receivables,  accounts  payable,  accrued  liabilities,  and  other  liabilities,  approximate  their  fair  values  at  December  31,  2006.

Inventories

Inventories  are  valued  at  the  lower  of  cost  or  market,  with  cost  being  determined  on  the  first  in  first  out  basis.

Fixed Assets

Fixed assets are recorded at cost.    Depreciation  is  computed  using  the  straight  line  method,  with  lives  of  ten  years  for  production  equipment  and  five  years  for  office  furniture  and  equipment.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Income Taxes

The Company generates  its  income  in  China  where  Value  Added  Tax,  Income  Tax,  City  Construction  and  Development  Tax  and  Education  Surcharge  taxes  are  applicable.    The  Company    does  not  conduct  any  of  its  operations  in  the  United States, therefore,  U.S. taxes are  not  applicable.

Use Of Estimates

The  preparation  of  financial  statements  in  conformity  with  generally  accepted  accounting  principles  requires  management  to  make  estimates  and  assumptions  that  affect  certain  reported  amounts  and  disclosures  of  contingent  assets  and  liabilities  at  the  date  of  the  financial  statements  and  the  reported  amounts  of  revenues  and  expenses  during  the  reporting  periods.    Actual results could differ from those estimated.

Advertising Costs

The Company will expense advertising costs when an advertisement occurs.    There were no advertising costs incurred during 2006 or 2005.

Allowance For Doubtful Accounts

Provisions are periodically made for doubtful accounts based on evaluation of the ages of the items making up the accounts receivable balances and their creditworthiness.

Other Comprehensive Income

The  Company  reports  as  other  comprehensive  income  revenues,  expenses,  and  gains  and  losses  that  are  not  included  in  the  determination  of  net  income.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

Foreign Currency Translation

All Company assets are located in China.    These  assets  and  related  liabilities  are  recorded  on  the  books  of  the  Company  in  the  currency  of  China  (Renminbi).    They are translated into US dollars as follows:

(a)

Current  assets,  current  liabilities  and  long  term  monetary  assets  and  liabilities,  at  the  rate  of  exchange  in  effect  at  the  balance  sheet  date;

(b)

Non-monetary  assets  and  liabilities  at  the  exchange  rates  prevailing  at  the  time  of  the  acquisition  of  the  assets  or  assumption  of the  liabilities;  and,

(c)

Revenues  and  expenses,  at  the  average  rate  of  exchange  for  the  year.

Unrealized gains  and  losses  arising  from  this  translation  of  foreign  currency  are   included  in  other  comprehensive income.

Product Warranties

The  Company  provides  product  warranties  for  approximately 100 percent  of  the  products  sold.    The  cost  of  servicing  these  warranties  has  not  been  significant  and  it  is  recorded  only  as  incurred.

Segment Reporting

Management treats the operations of the Company as one segment.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

3.

STATUTORY  RESERVE

The  Company  allocates  10%  of  its  previous  year's  after  tax  profits,  if  any,  to  the  Statutory  Reserve  Fund  and  5%  to  the  Statutory  Public  Welfare  Fund,  as  determined  from  year  to  year.  These  funds  are  allocated  appropriately  until  reserves  reach  50%  of  Paid  in  Capital.

4.

RELATED PARTY TRANSACTIONS

Joss Star conducts its manufacturing operations in a building operated under a long term lease by the Company president.  To date, no rent has been charged.  If rent were charged, it would be approximately $25,000 per year.

At December 31, 2006, there was a balance due from a company controlled by the Company’s president of $176,124; at December 31, 2005, there was a $45,262 balance due to this affiliated company.  These balances are the result of cash advances to and from this affiliate.  The balance due from the affiliate has been classified as a non current asset.

On June 21, 2007, Joss Star International Group, Inc., a Nevada corporation, entered into an agreement to  purchase 70% of the outstanding equity interests of the Company from Joss Star International Holding Group, Ltd, a corporation organized under the laws of the British Virgin Islands.

5.

NOTE PAYABLE

The Company has a bank loan which matured December 28, 2006, and was renewed for a period ending November 28, 2007.  The note bears interest at 5.823%.  The note does not require collateral.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

6.

RENTALS UNDER OPERATING LEASES

The Company conducts its operations from its principal place of business in Dalian, China.    This space is leased under a noncancelable operating lease which expires August 16, 2008.    The Company has no other lease obligations.  Minimum lease payments due in future years are:

2007

$47,413

2008

  29,633

7.

INCOME TAXES

The Company files income tax returns in China.  Its operations have, thus far, not been profitable and income taxes have not been accrued.  Net operating losses were reported on these tax returns for both 2006 and 2005.  The laws of China permit the carryforward of net operating losses for periods of five years.  At December 31, 2006, the Company had net operating losses of $908,600 available for future use.  If not used, these carryforwards will expire as follows:

2008

$157,100

2009

    89,800

2010

  276,400

2011

  385,300

Under SFAS No. 109, “Accounting for Income Taxes”, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized.  The Company has recorded deferred tax assets as detailed below.  During 2006, the valuation allowance increased by $127,100.

Deferred tax assets

$299,800

Valuation allowance

   299,800

      Balance recognized

$      -

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

8.

EXPENSES

Major items included in Selling and Administrative expenses are presented below:

	2006	2005
Selling Expenses
Transportation	$12,806	$ 5,077
Administrative Expenses
Salaries and benefits	25,305	37,614
Depreciation	20,351	16,280
Travel	16,765	12,724
Professional fees	250	28,013

9.

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

There was no cash paid for income taxes during either of the periods presented.

Cash was paid for interest in the amounts of $45,887 in 2006 and $29,924 in 2005.  There were no non cash investing or financing activities during either of the periods presented.

10.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

None of the recently adopted accounting pronouncements will have a material affect on the Company financial position, results of operations, or cash flows.

11.

GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As shown in the financial statements, the Company had a material working capital deficiency and an accumulated deficit as of December 31, 2006, and has experienced continuing losses.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  The financial statements do not include adjustments relating to the recoverability of assets and classification of liabilities that might be necessary should the Company be unable to continue in operation.  The Company’s present plans, the realization of which cannot be assured, to overcome these difficulties include but are not limited to the continuing effort to raise capital in public and private markets.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

December 31, 2006

12.

CONTINGENCIES

Consistent with business practices in China, the Company carries insurance on only its vehicles.

13.

SUBSEQUENT EVENTS

On June 21, 2007, Joss Star International Group, Inc. (Joss Star-Nevada), a corporation organized on September 5, 2006 in the State of Nevada, entered into a Purchase Agreement with Joss Star International Holding Group, Ltd to acquire a 70% equity interest in the Company in exchange for 50,000,000 shares of Joss Star-Nevada common stock. Upon completion of the transaction, the Company will become a 70% subsidiary of Joss Star-Nevada.

Pro Forma Financial Statements

On June 21, 2007, the Company entered into a Purchase Agreement, to acquire, from Joss Star International Holdings Group Ltd. (Holdings), a 70% equity interest in Dalian Jossstar Footwear Co. Ltd. (Footwear) for 50,000,000 shares of Company common stock, which when issued will represent all of the Company stock outstanding.  The accounting for this acquisition will be reverse merger accounting which is effectively a reorganization of the acquired entity; the majority of the control of the Company is now with the former owners of Holdings.

These pro forma financial statements are presented for informational purposes only and do not purport to be indicative of the financial condition that may have resulted if the acquisition had been consummated at December 31, 2006.  The pro forma financial statements should be read in conjunction with the notes thereto and the financial statements of Footwear and related notes thereto, contained in this filing, for the year ended December 31, 2006.  Pro-forma unaudited financial data relating to the reverse merger with Footwear, for the year ended December 31, 2006, is as follows:

BALANCE SHEET DECEMBER 31, 2006

	Joss Star International Group, Inc.	Dalian JossStar Footwear Co. , Ltd.	Pro-Forma Adjustments	Pro-Forma Statements

Cash	$ -	$ 628	$ -	$ 628
Accounts receivable	-	163,160		163,160
Inventory	-	25,390		25,390
Other accounts receivable	-	48,741		48,741
Prepaid expenses	-	12,130		12,130
	-	________		________
Current assets	-	250,049		250,049
Fixed assets – net	-	242,167		242,167
Construction in progress	-	622,730		622,730
Investment in subsidiary	50,000		(50,000)	-
Other assets	-	176,124	______	176,124
Total assets	$ 50,000	$ 1,291,070	$(50,000)	$ 1,291,070

Note payable	$ -	$ 434,921		$ 434,921
Accounts payable	-	394,718		394,718
Accrued expenses	-	49,505		49,505
Other accounts payable	-	399,385		399,385
Shareholder advance	-	14,354		14,354
Current liabilities	-	1,292,883		1,292,883

Minority interest		-		-

Stockholders’ deficit:
Common stock	50,000	-		50,000
Capital in excess of par value	-	-	984,131	984,131
Paid in capital	-	1,034,131	(1,034,031)	-
Accumulated deficit	-	(995,974)		(995,974)
Comprehensive loss	50,000	(39,970) (1,813)	______ (50,000)	(39,970) (1,813)

	Total liabilities and stockholders’ deficit	$ 50,000	$ 1,291,070	$(50,000)
$ 1,291,070

STATEMENT OF OPERATIONS – YEAR ENDED

DECEMBER 31, 2006

	Joss Star International Group, Inc.	Dalian JossStar Footwear Co., Ltd.	Pro-Forma Adjustments	Pro-Forma Statements

Sales net	$ -	$ 271,617		$ 271,617
Cost of Goods Sold	-	241,850		241,850
Gross Profit	-	29,767		29,767

Selling, general and administrative expense		207,631		207,631
Interest		46,881		46,881
Other expense	_________	3,525		3,525
(Loss) before minority interest		(228,270)		(228,270)
Minority interest	-		68,481	68,481
Net loss	-	(228,270)	(68481)	(159,789)
Other comprehensive loss	-	(25,140)	-	(25,140)
Total comprehensive loss	$ -	$(253,410)	$ 68,481	$( (184,929)

Net loss per share		$(.01)		$ -

Weighted average shares		50,000,000		50,000,000

Audited financial statements of Footwear for the year ended December 31, 2006 are included in this filing.   Financial statements of Footwear for the quarters ended March 31, 2007 and 2006 are also included in this filing.

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

Financial  Statements

(Unaudited)

MARCH  31,  2007

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
BALANCE SHEET
As At March 31, 2007 (Unaudited)
ASSETS
Current Assets:
Cash	$ 768
Accounts receivable, net of allowance for doubtful accounts of $17,479	161,294
Other accounts receivable	24,619
Inventory	37,006
Total current assets	223,687
Fixed Assets:
Machinery and equipment	380,784
Less accumulated depreciation	147,608
Net machinery and equipment	233,176
Construction in progress	622,730
Total fixed assets	855,906

Other Assets:
Advances to affiliated company	176,124
Total Assets	$ 1,255,717

LIABILITIES AND MEMBERS’ DEFICIT
Current Liabilities:
Note payable	$ 439,225
Accounts payable	400,174
Other accounts payable	397,209
Accrued liabilities	52,314
Shareholder advance	14,496
Total current liabilities	1,303,418

Members’ Deficit:
Paid in capital	1,034,131
Accumulated deficit	(1,032,852)
Accumulated other comprehensive loss	(48,980)
Total members’ deficit	(47,701)
Total Liabilities and Members’ Deficit	$ 1,255,717
The accompanying notes are an integral part of these financial statements.
F-18

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
STATEMENTS OF OPERATIONS
For the Three Month Periods Ended March 31, 2007 and 2006 (Unaudited)

	2007	2006

Sales	$ -	$ 16,903
Cost of Sales	11,078	15,135
Gross Profit (Loss)	(11,078)	1,768

Expenses:
Selling and Administrative Expenses	25,659	28,035
Operating Loss	(36,737)	(26,267)

Other Income and Expense:
Interest Expense	(141)	(11,644)
Other Expense	-	(72)
Total other expense	(141)	(11,716)

Net loss	(36,878)	(37,983)

Other comprehensive loss:
( Loss) on foreign currency conversion	(9,010)	(5,593)
Total Comprehensive Loss	$ (45,888)	$ (43,576)

The accompanying notes are an integral part of these financial statements. F-19

DALIAN JOSSSTAR FOOTWEAR CO., LTD.
STATEMENTS OF CASH FLOWS For the Three Month Periods Ended March 31, 2007 and 2006 (Unaudited)
	2007	2006
CASH FLOWS FROM OPERATIONS:
Net loss	$ (36,878)	$ (37,983)
Charges not requiring the outlay of cash:
Depreciation	8,991	8,868
Changes in assets and liabilities:
Decrease in accounts receivable	1,866	64,482
Decrease (increase) in other receivables	24,122	(27,715)
Decrease (increase) in inventory	(11,616)	508
Decrease in prepaid expenses	12,130	18,137
Increase (decrease) in accounts payable	5,456	(13,050)
Increase (decrease) in accrued liabilities	2,809	(38,756)
Decrease in other payables	(2,176)	146,682
Net Cash Provided By
Operating Activities	4,704	121,173

CASH FLOWS FROM INVESTING ACTIVITIES:

Acquisitions of fixed assets	-	(9,693)

Net Cash Consumed By
Investing Activities	-	(9,693)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in borrowings under short term loan	4,304	-
Decrease in borrowings under short term loan	-	(10,513)
Advances from shareholder	142	-
Advance to affiliate
Repayment of advance from affiliate	-	(45,262)
Net Cash Provided (Consumed) By
Financing Activities	4,446	(55,775)

Effect of foreign currency translation	(9,010)	(5,593)

Net change in cash	140	50,112
Cash balance, beginning of period	628	19,870
Cash balance, end of period	$ 768	$ 69,982

The  accompanying  notes  are  an  integral  part  of  these  financial  statements

DALIAN JOSSSTAR FOOTWEAR CO., LTD.

NOTES TO  FINANCIAL STATEMENTS

March 31, 2007

1.

BASIS OF PRESENTATION

The unaudited interim financial statements of Dalian JossStar Footwear Co., Ltd. (“the Company”) as of March 31, 2007 have been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of such periods.  The results of operations for the three month period ended March 31, 2007 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2007.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading.  The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2006.

          PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

     Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither our articles of incorporation or bylaws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25.          Other Expenses of Issuance And Distribution

     Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered, other than the underwriting discount, are estimated as follows:

SEC Registration Fee                    $          1.54

Printing Expenses                          $ 10,000.00

Legal Fees and Expenses               $ 20,000.00

Accountants' Fees and Expenses   $ 30,000.00

Transfer Agent's Fees                    $   5,000.00

Miscellaneous Expenses                $ 10,000.00

                                                        -------------

Total                                               $75,001.54

Item 26.           Recent Sales of Unregistered Securities

     In the preceding three years, we have issued the following securities that were not registered under the Securities Act:

     On June 1, 2007, we issued 1,000 shares of our common stock at $0.001 per share to our CEO Ms. Ying Ying Zhang for services. The issuance was accomplished in reliance upon Section 4(2) of the Act. Ms. Zhang is a sophisticated investor with such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in our securities.

(b) The following exhibits are filed with this registration statement:

Item 27.          Exhibits

Exhibit No.             Description of Exhibit

-------------              ---------------------------

3.1            Articles of Incorporation (Filed herewith)

3.2            Bylaws (Filed herewith)

5.1            Opinion of Daniel H. Luciano regarding legality of the

                 common stock being registered (To be filed)

10.1

  The Purchase Agreement (Filed herewith)

23.1           Consent of Daniel H. Luciano (to be included in its legal

                  opinion to be filed as Exhibit 5.1)

23.2          Consent of Robert G. Jeffrey, Certified Public Accountant. (Filed herewith)

Item 28. Undertakings

      Rule 415 Offering:

      The undersigned small business issuer will:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            i. Include any prospectus required by Section 10(a)(3) of the

Securities Act;

            ii. Reflect in the prospectus any facts or events which,

individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b)

if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the

"Calculation of Registration Fee" table in the effective registration statement;

            iii. Include any additional or changed material information on the plan of distribution.

      (2) For determining a liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining a liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to

Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

     Request for acceleration of the effective date:

     Insofar as indemnification for liabilities arising under the Securities

Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly in Dalian, PRC, on July 19, 2007.

JOSS STAR INTERNATIONAL GROUP, INC.

By: /s/ Ying Ying Zhang

   ---------------------------------------

   Ying Ying Zhang

   Chairman of the Board and Chief Executive

   Officer (principal executive officer)

   /s/ Ying Zhang

   ---------------------------------------

   Ying Zhang

   Chief Financial Officer (principal financial and accounting officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed on July 19, 2007 by the following persons in the capacities stated.

Name and Title

/s/ Ying Ying Zhang

---------------------------------------

Ying Ying Zhang

Chairman of the Board and Chief Executive Officer

(principal executive officer)

/s/ Cheng Wen Wang

---------------------------------------

Cheng Wen Wang

President

/s/ Dong Xue Cui

---------------------------------------

Dong Xue Cui

Vice President and Director

/s/ Ying Zhang

---------------------------------------

Ying Zhang

Chief Financial Officer